UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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    Preliminary Proxy Statement
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    Definitive Proxy Statement
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    Soliciting Material Pursuant to Section 240.14a-12

THE WARNACO GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE WARNACO GROUP, INC.
501 Seventh Avenue
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2008

To the Stockholders of
THE WARNACO GROUP, INC.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of The Warnaco Group, Inc., a Delaware corporation, will be held at Warnaco’s offices, 501 Seventh Avenue, New York, New York 10018, on Wednesday, May 14, 2008, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the ‘‘Annual Meeting’’), for the following purposes:

1.	To elect nine Directors to serve until the next annual meeting and until their successors have been elected and qualified;

2.	To approve the amendment and restatement of The Warnaco Group, Inc. 2005 Stock Incentive Plan;

3.	To approve The Warnaco Group, Inc. Incentive Compensation Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as Warnaco’s independent registered public accounting firm for the fiscal year ending January 3, 2009; and

5.	To transact such other business as may properly come before the Annual Meeting.

The attached proxy statement describes the matters to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on Thursday, March 20, 2008, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at Warnaco’s principal executive offices located at 501 Seventh Avenue, New York, New York, 10018 for at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. If you attend the Annual Meeting, you may vote your shares in person which will revoke any previously provided proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote such shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Regardless of how many shares you own, your vote is very important. Please COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR INTERNET TODAY.

By Order of the Board of Directors
Joseph R. Gromek President & Chief Executive Officer

New York, New York
April 11, 2008

THE WARNACO GROUP, INC.
501 Seventh Avenue
New York, New York 10018

P R O X Y    S T A T E M E N T

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2008

INTRODUCTION

This proxy statement (the ‘‘Proxy Statement’’) and the accompanying proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Warnaco Group, Inc., a Delaware corporation, for use at the 2008 Annual Meeting of Stockholders to be held at Warnaco’s offices, 501 Seventh Avenue, New York, New York 10018, on Wednesday, May 14, 2008, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the ‘‘Annual Meeting’’), for the purposes set forth in the accompanying Notice of Annual Meeting. The Notice of Annual Meeting, Proxy Statement and accompanying proxy are first being mailed on or about April 11, 2008 to stockholders of record as of the close of business on March 20, 2008.

If your shares are held of record by a broker, bank or other nominee, please refer to the information provided by that entity for instructions on how to vote your shares. In addition, if your shares are held by a broker, bank or other nominee, and you wish to attend, and vote at, the Annual Meeting, you must (a) obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares, (b) obtain a proxy issued in your name from such record holder and (c) bring both the letter and the proxy to the Annual Meeting.

If you are a registered stockholder holding shares in Warnaco directly in your own name, you can ensure that your shares are voted at the Annual Meeting by (1) completing, signing, dating and promptly returning the enclosed proxy in the envelope provided; (2) voting by telephone as instructed on the enclosed proxy; or (3) voting by Internet as instructed on the enclosed proxy. Sending in a signed written proxy or voting by telephone or Internet will not affect your right to attend the Annual Meeting and vote in person.

You may revoke your proxy at any time before it is voted at the Annual Meeting by (1) sending written notice to the attention of the Secretary of the Company at our principal executive offices at 501 Seventh Avenue, New York, New York 10018; (2) providing us with a subsequent properly executed written proxy; (3) subsequently voting by telephone or Internet; or (4) attending the Annual Meeting and voting in person.

You may contact Morrow & Co., LLC at (800) 607-0088 to obtain directions to the site of the Annual Meeting.

Our principal executive offices are located at 501 Seventh Avenue, New York, New York 10018.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2008: This Proxy Statement and our 2007 Annual Report are available on the internet at ww3.ics.adp.com/streetlink/wrnc.

Voting Of Proxies

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, received prior to the Annual Meeting, will be voted in accordance with the instructions specified therein. As to any matter for which no choice has been specified in a properly executed written proxy or properly completed proxy submitted by telephone or Internet, the shares represented thereby will be voted ‘‘FOR’’ the election of all nine nominees for the Board of Directors, ‘‘FOR’’ the approval of the amendment and restatement of The Warnaco Group, Inc. 2005 Stock Incentive Plan (the ‘‘Amended and

Restated 2005 Stock Incentive Plan’’), ‘‘FOR’’ the approval of The Warnaco Group, Inc. Incentive Compensation Plan (the ‘‘Incentive Compensation Plan’’) and ‘‘FOR’’ the ratification of the appointment of Deloitte & Touche LLP (‘‘Deloitte & Touche’’) as our independent registered public accounting firm for the fiscal year ending January 3, 2009, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. The Board of Directors knows of no other business to come before the Annual Meeting; however, if other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote thereon in accordance with their best judgment.

Quorum; Vote Required

The presence, in person or by properly executed written proxy or properly completed proxy submitted by telephone or Internet, of the holders of a majority of the total number of votes of the issued and outstanding shares of our common stock, par value $0.01 per share (the ‘‘Common Stock’’), entitled to vote at the Annual Meeting is necessary to constitute a quorum in order to transact business. Abstentions and broker non-votes, if any, will be included in the calculation of the number of shares present at the Annual Meeting for purposes of determining a quorum.

In January 2008, the Board of Directors of the Company approved the amendment and restatement of the Company’s then existing Amended and Restated By-laws to change the voting standard for the election of directors in uncontested elections from a plurality to a majority voting standard. Accordingly, nominees for director shall be elected to the Board of Directors if the votes cast ‘‘for’’ such nominee’s election exceed the votes cast ‘‘against’’ such nominee’s election. The Company’s Corporate Governance Guidelines (available on the corporate governance page of our Internet website located at www.warnaco.com) provide that an incumbent director who fails to receive the required number of votes for re-election will tender his or her written resignation for consideration by the Board of Directors in accordance with the procedures set forth in the Corporate Governance Guidelines. In determining whether director nominees have received the requisite votes, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

Approval of the amendment and restatement of The Warnaco Group, Inc. 2005 Stock Incentive Plan, approval of The Warnaco Group, Inc. Incentive Compensation Plan and approval of the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm each requires the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by properly executed written proxy or properly completed proxy submitted by telephone or Internet, and entitled to vote. In determining whether any such proposal has received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will be counted and will have the same effect as a vote against the proposal.

Outstanding Voting Securities

As of the close of business on March 20, 2008, the record date for determining stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 45,295,204 shares of Common Stock. Each share of Common Stock is entitled to one vote per share. Only stockholders of record as of the close of business on March 20, 2008 will be entitled to notice of, and to vote at, the Annual Meeting.

Solicitation Of Proxies

The cost of soliciting proxies for the Annual Meeting will be borne by us. In addition to solicitation by mail, solicitations may also be made by personal interview, facsimile transmission, telegram, telephone and other methods of communication. We are using the services of Morrow & Co., Inc. to assist in soliciting proxies. We expect that the fees and expenses to be paid by us for such services will not exceed $10,000. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to their beneficial owners, and we will reimburse them for their reasonable expenses incurred in connection therewith. Directors, officers and other regular employees of Warnaco, as yet undesignated, may also request the return of proxies by telephone, telegram, personal visit or otherwise.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, nine Directors are to be elected to serve until the next annual meeting and until their successors have been elected and qualified. The nine nominees for Director (each of whom is currently a member of the Board of Directors) are David A. Bell, Robert A. Bowman, Richard Karl Goeltz, Joseph R. Gromek, Sheila A. Hopkins, Charles R. Perrin, Nancy A. Reardon, Donald L. Seeley and Cheryl Nido Turpin. Certain biographical information regarding each of the nine nominees is set forth below.

All properly executed written proxies and properly completed proxies submitted by telephone or Internet will be voted ‘‘FOR’’ the election of the Board of Directors’ nominees unless contrary instructions are given. If one or more of the Board of Directors’ nominees is unable to serve, which is not anticipated, the persons named as proxies intend to vote, unless the number of Directors is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE ELECTION OF ITS NOMINEES, WHICH IS DESIGNATED AS ITEM NO. 1 ON THE ENCLOSED PROXY CARD.

BIOGRAPHICAL INFORMATION

Set forth below are the name, age (as of March 20, 2008), positions and offices with Warnaco, if applicable, and other selected biographical information of each (1) Director nominee and (2) non-Director Executive Officer of Warnaco.

Biographical Information of the Director Nominees

Charles R. Perrin, 62, has been a Director of Warnaco since April 2003 and has served as our Non-Executive Chairman since March 2004. Mr. Perrin served as Acting Non-Executive Chairman from January 2004 until March 2004. Mr. Perrin served as Chairman of Avon Products, Inc. (‘‘Avon’’) from May 1999 to November 1999 and Chief Executive Officer of Avon from July 1998 to November 1999. He served as Avon’s Vice Chairman from January 1998 to May 1999 and Avon’s Chief Operating Officer from January 1998 to July 1998. Mr. Perrin served as Chairman and Chief Executive Officer of Duracell International, Inc. from 1994 to 1996. He is a trustee of Trinity College and Save the Children, Chairman of Clearpool, Inc., a Director of Campbell Soup Company and Eastern Mountain Sports and Co-Founder and Trustee of the Perrin Family Foundation.

David A. Bell, 64, has been a Director of Warnaco since April 2003. Since March 16, 2006, Mr. Bell has served as Chairman Emeritus of The Interpublic Group of Companies (‘‘Interpublic’’), a provider of advertising, specialized marketing and communication services. Previously, he served as Interpublic’s Co-Chairman from January 2005 until March 15, 2006, Chairman and Chief Executive Officer from February 2003 to January 2005 and Vice Chairman from June 2001 to February 2003. From March 1999 to 2001, Mr. Bell served as Chairman and Chief Executive Officer of True North Communications, Inc., a provider of advertising and marketing communication services. From 1992 to March 1999, he served as Chairman and Chief Executive Officer of Bozell Worldwide. Mr. Bell serves on the Board of Directors of Primedia, Inc. and DHB Industries Inc. Mr. Bell is currently an operating advisor of Pegasus Capital Advisors, L.P., Chairman of PRO-AD PAC (the advertising industry’s political action committee), and is the Chairman of the Board of Directors of The National Forest Foundation and Co-Chairman of the Advertising Council Advisory Group.

Robert A. Bowman, 53, has been a Director of Warnaco since January 2004. He currently serves as President and Chief Executive Officer of Major League Baseball Advanced Media (‘‘MLB.com’’), the Internet and interactive media unit of Major League Baseball. Prior to joining MLB.com in November 2000, Mr. Bowman was President and Chief Executive Officer of Cyberian Outpost, Inc., an online retailer of computers and electronics. Before he joined Cyberian Outpost in September 1999, Mr. Bowman held several senior management positions at ITT Corporation, including President, Chief Operating Officer and Chief Financial Officer. Earlier in his career, Mr. Bowman served for eight years as Treasurer of the State of Michigan. Mr. Bowman is currently a Director of World Wrestling Entertainment, Inc., Blockbuster, Inc. and Take-Two Interactive Software Inc.

Richard Karl Goeltz, 65, has been a Director of Warnaco since July 2002. From 1996 to 2000, Mr. Goeltz served as Vice Chairman and Chief Financial Officer of the American Express Company, a provider of travel, payment, financial advisory and international banking services. Previously, Mr. Goeltz was Group Chief Financial Officer and a member of the Board of Directors of NatWest Group (‘‘NatWest’’), the parent company of National Westminister Bank PLC. Prior to joining NatWest, Mr. Goeltz served The Seagram Company for over 20 years in a variety of management positions, including Executive Vice President — Finance. Mr. Goeltz is a Director of Federal Home Loan Mortgage Corporation (‘‘Freddie Mac’’), Delta Air Lines, the New Germany Fund and Aviva plc, a member of the Board of Overseers of Columbia Business School, a member of the Council on Foreign Relations and a member of the Court of Governors and the Council of the London School of Economics and Political Science.

Joseph R. Gromek, 61, has served as President and Chief Executive Officer of Warnaco since April 2003, at which time he was also elected to the Board of Directors. From 1996 to 2002, Mr. Gromek served as President and Chief Executive Officer of Brooks Brothers, Inc., a clothing retailer. From January 2002 until he joined Warnaco in April 2003, Mr. Gromek worked as an independent consultant. Over the last 25 years, Mr. Gromek has held senior management positions with Saks Fifth Avenue, Limited Brands, Inc. and AnnTaylor Stores Corporation. Mr. Gromek is a member of the Board of Directors of Volunteers of America and a member of the Board of Governors of the Parsons School of Design.

Sheila A. Hopkins, 52, has been a Director of Warnaco since July 2003. Ms. Hopkins currently serves as Vice President and General Manager, Professional Oral Care, N.A. at Colgate-Palmolive Company, a consumer products company. From January 2004 to January 2007, she served as Vice President — Palmolive Equity Global Business Development and from September 1997 to January 2004, she served as Vice President, General Manager of Personal Care. Previously she served as Vice President of U.S. Marketing at Tambrands and in various marketing positions at Procter & Gamble Company. Ms. Hopkins currently is a member of the Board of Directors of Volunteers of America and the ADA Foundation.

Nancy A. Reardon, 55, has been a Director of Warnaco since July 2006. Ms. Reardon currently serves as Senior Vice President and Chief Human Resources and Communications Officer at Campbell Soup Company, a global manufacturer of soup, beverage and prepared food products. Prior to joining Campbell Soup Company, from 2002 to 2004, Ms. Reardon served as Executive Vice President of Human Resources for Comcast Cable Communications, Inc., a provider of cable television and communication services. Previously, from 1996 to 2002, she served as Partner and Executive Vice President, Human Resources and Corporate Affairs, Borden Capital Management Partners, a provider of private equity investments, corporate governance, mergers and acquisitions and strategic partnering expertise. Ms. Reardon is currently a member of the Board of Directors of The Mann Center for the Performing Arts in Philadelphia.

Donald L. Seeley, 64, has been a Director of Warnaco since July 2005. Since April 2000 Mr. Seeley has been an adjunct lecturer and the Director of the Applied Investment Management Program at the University of Arizona. From July 1997 to March 2000, Mr. Seeley was Vice Chairman and Chief Financial Officer of True North Communications. Earlier, he was President and Chief Executive Officer of the Alexander Consulting Group. He currently is a member of the Board of Trustees of William Blair Mutual Funds.

Cheryl Nido Turpin, 60, has been a Director of Warnaco since April 2004. From June 1994 to August 1997, Ms. Turpin served as President and Chief Executive Officer of The Limited Stores. She was President and Chief Executive Officer of Lane Bryant, a subsidiary of The Limited Stores, Inc., from January 1990 to June 1994. Ms. Turpin is a Director of Footlocker, Inc.

Biographical Information of the Non-Director Executive Officers

Lawrence R. Rutkowski, 50, currently serves as the Company’s Executive Vice President and Chief Financial Officer. From September 2003 until March 2005, Mr. Rutkowski served as our Senior Vice President and Chief Financial Officer. From December 1999 to June 2003, he served as Executive Vice

President and Chief Financial Officer at Primedia, Inc., a targeted media company. From November 1993 to December 1999, he served at National Broadcasting Company/General Electric as Senior Vice President and Chief Financial Officer — Strategic Business Development and Controller of Corporate Finance. Previously, Mr. Rutkowski held a senior management position at Walt Disney Studios.

Helen McCluskey, 52, joined the Company in July 2004 as Group President-Intimate Apparel and, in June 2007, also assumed global responsibility for our Swimwear brands. She is responsible for all aspects of our intimate apparel and swimwear brands including Calvin Klein underwear and swimwear, Warner’s, Olga, Body Nancy Ganz and Speedo. Prior to joining the Company, Ms. McCluskey served as Group President of the Moderate Women’s Sportswear division of Liz Claiborne Corporation from August 2001 to June 2004. Previously, she spent 18 years at Sara Lee Corporation’s intimate apparel units where she held executive positions in marketing, operations and general management, including President of Playtex Apparel from 1999 to 2001.

Frank Tworecke, 61, joined the Company as Group President-Sportswear in May 2004. From 1999 to April 2004, Mr. Tworecke served at Bon-Ton Stores, a department store operator — from June 2000 to April 2004 as President and Chief Operating Officer and from November 1999 to June 2000 as Vice Chairman. Previously, he was President and Chief Operating Officer of Jos. A. Bank. Mr. Tworecke has also held senior management positions with other specialty and department store retailers including MGR, Inc., Rich’s Lazarus Goldsmith (now known as the Macy’s Central division of Federated Department Stores), and John Wanamaker.

Dwight Meyer, 55, currently serves as the Company’s President-Global Sourcing, Distribution and Logistics. Mr. Meyer is responsible for all aspects of our worldwide sourcing, distribution and logistics operations. From April 2005 until March 2007, Mr. Meyer served as our President-Global Sourcing. Prior to joining the Company, Mr. Meyer served as Executive Vice President of Global Sourcing of AnnTaylor Stores Corporation, a specialty clothing retailer of women’s apparel, shoes and accessories, from 1996 until April 2005. Previously, he served as President and Chief Operating Officer of C.A.T. (a joint venture between AnnTaylor Stores Corporation and Cygne Design) and Vice President, Sourcing for the Abercrombie & Fitch division of M.A.S.T. Industries.

Stanley P. Silverstein, 55, currently serves as the Company’s Executive Vice President-International Strategy and Business Development. From March 2005 until January 2006, Mr. Silverstein served as our Executive Vice President-Corporate Development. From March 2003 to March 2005, Mr. Silverstein served as our Senior Vice President-Corporate Development and served as our Chief Administrative Officer from December 2001 until January 2006. Mr. Silverstein served as the Company’s Vice President and General Counsel from December 1990 until February 2003 and as its Secretary from January 1987 until May 2003. In May 2004, Mr. Silverstein, without admitting or denying the findings, entered into a settlement with the Securities and Exchange Commission (‘‘SEC’’) pursuant to which the SEC found that Mr. Silverstein had willfully aided and abetted and caused certain violations by the Company of the federal securities laws and issued an administrative order requiring that Mr. Silverstein cease and desist from causing any violations and any future violations of such laws. The order, which did not impose any fines or monetary penalties on Mr. Silverstein, censured him pursuant to the SEC’s Rules of Practice and required that he disgorge certain incentive compensation for 1998, with interest. In addition, the order provided that until May 11, 2006, Mr. Silverstein not sign documents to be filed with the SEC by or on behalf of the Company or participate in or be responsible for the preparation or review of such filings, except under limited circumstances.

Elizabeth Wood, 46, joined the Company as Senior Vice President-Human Resources in September 2005. From May 2002 to August 2005, Ms. Wood served as a consultant for The Breakthrough Group, a consulting company that focuses on executive and employee training and development. From May 1996 to February 2002, Ms. Wood served as the Executive Vice President of Human Resources of Brooks Brothers, Inc. Previously, Ms. Wood served as Corporate Human Resources Director of Marks and Spencer Group, plc.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

The Board of Directors has determined that Messrs. Bell, Bowman, Goeltz, Perrin and Seeley and Mmes. Hopkins, Reardon and Turpin (comprising a majority of Warnaco’s Board of Directors) are independent directors as defined in the NASDAQ listing standards.

The Board of Directors has adopted Corporate Governance Guidelines, a Code of Ethics for Principal Executive and Senior Financial Officers and an Employee Code of Business Conduct and Corporate Ethics Policy (‘‘Code of Conduct’’), all of which are posted, along with our Charter, By-Laws and Committee Charters, on the corporate governance page of our Internet website located at www.warnaco.com. Our website address is provided throughout this Proxy Statement as an inactive textual reference only. The information provided on our website is not part of this Proxy Statement and is not incorporated by reference. Any amendment to, or waiver of, the Code of Ethics for Principal Executive and Senior Financial Officers will be disclosed on our website. We do not currently expect to make any such waivers.

The Board of Directors held eight meetings in the fiscal year ended December 29, 2007 (‘‘Fiscal 2007’’). During Fiscal 2007, all of the Directors attended at least 75% of the meetings of the Board of Directors and the respective committees of the Board of Directors of which they were a member. Warnaco strongly encourages, but does not require, members of the Board of Directors to attend annual stockholder meetings. All of our then-sitting Directors attended last year’s annual meeting. Our Corporate Governance Guidelines provide that independent Directors will meet without management at regularly scheduled executive sessions at least quarterly, in conjunction with regularly scheduled Board meetings, and at such other times as they deem appropriate.

The Board of Directors has adopted certain processes for receiving communications from stockholders. Our stockholders may contact any member (or all members) of the Board of Directors (including, without limitation, any committee of the Board or any chair of any such committee) by mail or electronically. To communicate with the Board of Directors, any individual Director or any group or committee of Directors, stockholders may address correspondence to the Board of Directors or any such individual Directors or group or committee of Directors by either name or title. All such correspondence should be sent to us ‘‘c/o Corporate Secretary’’ at The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018. This contact information is also available on the corporate governance page of our Internet website at www.warnaco.com. On the corporate governance page, stockholders will find an on-line form that may be used for writing an electronic message to the Board of Directors, any individual Director, or any group or committee of Directors. The website includes instructions for sending such message. Stockholders may also communicate with such persons by sending an e-mail to board@warnaco.com. All communications received from stockholders will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising or promotions of a product or service will be forwarded promptly to the addressees. Communications which consist of stockholder proposals must instead follow the procedures set forth under ‘‘Stockholder Proposals’’ below and, in the case of recommendations for Director candidates, the procedures set forth under ‘‘Nominating and Corporate Governance Committee’’ below.

In Fiscal 2007, the Board of Directors had the following standing committees: Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Audit Committee

The Audit Committee, which met 11 times in Fiscal 2007, is primarily responsible for: (1) monitoring the quality and integrity of Warnaco’s financial statements and related disclosure and systems of internal controls regarding risk management, finance and accounting; (2) monitoring all material matters relating to Warnaco’s capital structure, financial policies, capital investments, and related matters; (3) appointing and overseeing the independent auditors and approving in advance the independent auditors’ fee arrangements, other terms of service and scope of audit; (4) monitoring the independent auditors’

qualifications and independence; (5) approving in advance any non-audit services to be provided by the independent auditors; (6) in consultation with management, overseeing the appointment, compensation, performance, replacement, reassignment or dismissal of the principal internal auditor; (7) reviewing the scope, planning and staffing of the proposed annual internal audit plan; (8) providing an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors; (9) monitoring Warnaco’s compliance with legal and regulatory requirements; (10) reviewing and approving related party transactions pursuant to Warnaco’s policy governing such transactions (which policy, adopted by the Committee on March 6, 2007, codified Warnaco’s existing practices); (11) managing the administration and operation of Warnaco’s Employee Retirement Plan; and (12) issuing the report required by the SEC to be included in Warnaco’s annual proxy statement.

In Fiscal 2007, the members of the Audit Committee were Mr. Bowman, Mr. Goeltz, Chairman, Ms. Hopkins, Ms. Reardon (as of January 10, 2007), Mr. Perrin and Mr. Seeley. Mr. Goeltz ceased to serve on the Audit Committee as of May 15, 2007, at which time Mr. Seeley was appointed Chairman of the Audit Committee. Each of Mr. Bowman, Ms. Hopkins, Ms. Reardon, Mr. Perrin and Mr. Seeley continues to serve on the Audit Committee as of the date of this Proxy Statement. Each member of the Audit Committee during Fiscal 2007 was, and each member currently is, an independent director under the NASDAQ listing standards and qualified pursuant to the additional NASDAQ requirements for audit committee members, in each case, as determined by the Board of Directors. The Board of Directors has determined that Mr. Seeley is an ‘‘audit committee financial expert’’ as that term is defined in the applicable SEC rules and in satisfaction of the applicable audit committee requirements of the NASDAQ listing standards; however, he is not an auditor or accountant for Warnaco, he does not perform field work and is not an employee of Warnaco. In accordance with the SEC’s safe harbor relating to audit committee financial experts, a person designated or identified as an audit committee financial expert will not be deemed an ‘‘expert’’ for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended. In addition, such designation or identification does not impose on such person any duties, obligations or liabilities that are greater than that imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification and does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

The Audit Committee has established procedures for: (a) the receipt, retention and treatment of complaints received by Warnaco regarding accounting, internal accounting controls, misuse or inappropriate use of corporate assets or auditing matters or potential violations of law; and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters or potential violations of law. Such procedures are described in the Audit Committee’s written charter referred to below.

The Audit Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com. The Audit Committee reviews its charter annually and amends it as necessary. In addition, the Audit Committee undertakes an annual self-evaluation of its practices and operations to ensure that all members of the Committee are satisfied with the manner in which the Committee is executing its duties. The self-evaluation results are reviewed by our Nominating and Corporate Governance Committee and our Board of Directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which met six times in Fiscal 2007, has as its primary purposes: (1) assisting the Board of Directors by actively identifying individuals qualified to become Directors; (2) recommending to the Board of Directors the Director nominees for election at annual meetings of stockholders; (3) recommending to the Board of Directors nominees to serve on committees of the Board of Directors and members of each committee to serve as Chair of that committee; (4) recommending to the Board of Directors compensation amounts (including cash and equity compensation) for Directors; (5) monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; (6) leading the Board of Directors, each committee of the Board of Directors and management in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation;

(7) overseeing compliance with our Code of Conduct; and (8) developing, recommending to the Board of Directors and administering our Corporate Governance Guidelines.

In Fiscal 2007, the members of the Nominating and Corporate Governance Committee were Mr. Bell, Mr. Goeltz, Mr. Perrin, Chairman, Mr. Seeley and Ms. Turpin (each of whom continues to serve on the Nominating and Corporate Governance Committee as of the date of this Proxy Statement). Each member of the Nominating and Corporate Governance Committee during Fiscal 2007 was, and each member currently is, an independent director under the NASDAQ listing standards as determined by the Board of Directors.

The Nominating and Corporate Governance Committee has adopted a policy to generally ensure that the minimum qualifications for serving as a Director of Warnaco are that a nominee: (1) demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of Warnaco; and (2) be a person of the highest integrity and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Corporate Governance Committee examines candidates’ specific experiences and skills in light of: (1) the needs of Warnaco and the Board of Directors; (2) time availability in light of other commitments; (3) potential conflicts of interest; and (4) independence from management and Warnaco. The Nominating and Corporate Governance Committee identifies potential nominees by asking current Directors and Executive Officers to notify the Committee if they become aware of persons meeting the criteria described above, who might be available to serve on the Board of Directors. From time to time, the Nominating and Corporate Governance Committee engages firms that specialize in identifying Director candidates.

The Nominating and Corporate Governance Committee will also consider Director candidates recommended by stockholders. In order to have a candidate considered by the Nominating and Corporate Governance Committee, stockholders must submit the following information: (1) the name of the stockholder and evidence of the stockholder’s ownership of Common Stock, including the number of shares owned and the length of time of ownership and (2) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of Warnaco and the candidate’s consent to be named as a Director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors. The stockholder recommendation and information described above must be sent to the Nominating and Corporate Governance Committee ‘‘c/o Corporate Secretary’’ at The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018. The Nominating and Corporate Governance Committee will accept recommendations of Director candidates throughout the year; however, in order for a recommended Director candidate to be considered for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders. This information regarding the procedure for submitting stockholder nominations to the Board of Directors also can be found on the corporate governance page of our Internet website located at www.warnaco.com.

In considering Board of Director candidates, the Nominating and Corporate Governance Committee will take into consideration the needs of Warnaco and the Board of Directors as well as the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the candidate directly. Generally, if the candidate expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee will request further information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Nominating and Corporate Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments to assist in the evaluation process. The Committee’s evaluation process shall not vary based on whether a candidate is recommended by a stockholder, although, as stated above, the Committee may take into consideration the number of shares held by a recommending stockholder and the length of time such shares have been held.

The Nominating and Corporate Governance Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com. The Nominating and Corporate Governance Committee reviews its charter annually and amends it as necessary. In addition, the Nominating and Corporate Governance Committee undertakes an annual self-evaluation of its practices and operations to ensure that all members of the Committee are satisfied with the manner in which the Committee is executing its duties. The self-evaluation results are reviewed by our Board of Directors.

As noted below, the Nominating and Corporate Governance Committee is also advised by Towers Perrin with respect to Director compensation.

Compensation Committee

The primary purpose of Warnaco’s Compensation Committee, which met 10 times in Fiscal 2007, is to discharge the responsibilities of the Board of Directors relating to all compensation, including equity compensation, of Warnaco’s Executive Officers. The Compensation Committee also oversees Warnaco’s broad-based benefit programs. The Compensation Committee has overall responsibility for evaluating and making recommendations to the Board of Directors regarding (1) the performance and compensation of Warnaco’s Executive Officers and (2) Warnaco’s equity-based and incentive compensation plans, policies and programs. In addition, the Compensation Committee undertakes regular review of Warnaco’s executive compensation philosophy. Through this review process, combined with evaluation of the practices of our industry peers and consultation with outside consultants, the Compensation Committee manages our executive compensation practices. The Compensation Committee retains discretion over compensation decisions in order that it may regularly monitor pay against performance and determine how to compensate appropriately for performance. The Compensation Committee meets regularly in private executive session with Towers Perrin (see ‘‘Compensation Consultant’’ below for additional information) to discuss executive compensation matters.

In addition, the Compensation Committee undertakes an annual self-evaluation of its practices and operations to ensure that all members of the Committee are satisfied with the manner in which the Committee is executing its duties. The self-evaluation results are reviewed by our Nominating and Corporate Governance Committee and our Board of Directors.

In Fiscal 2007, the members of the Compensation Committee were Mr. Bell, Chairman, Mr. Bowman, Mr. Goeltz (as of May 15, 2007), Ms. Hopkins, Mr. Perrin, Ms. Reardon and Ms. Turpin (each of whom continues to serve on the Compensation Committee as of the date of this Proxy Statement). Each member of the Compensation Committee during Fiscal 2007 was, and each member currently is, an independent director under the NASDAQ listing standards as determined by the Board of Directors.

The Compensation Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com and which was amended in March 2007 to address the Committee’s review and approval of the discussion of its compensation policies and objectives. The Compensation Committee reviews its charter annually and amends it as necessary.

Compensation Consultant

In 2004, the Compensation Committee retained Towers Perrin as its independent compensation consultant to advise the Compensation Committee on all matters related to executive compensation, general compensation programs and other compensation and benefits-related matters. Other than the services described below (all of which have been reviewed and approved by the Compensation Committee), Towers Perrin provides no other services to, and is not otherwise affiliated with, Warnaco.

Representatives of Towers Perrin assist the Compensation Committee in selecting an appropriate peer group and in analyzing the peer group’s pay practices. Our Compensation Committee considers this information in determining the compensation of our Executive Officers. As part of its engagement, Towers Perrin regularly provides guidance relating to our overall compensation practices, in addition to advice regarding best practices in the industry and broader marketplace.

Towers Perrin also advises our Nominating and Corporate Governance Committee with respect to Director compensation, including annual compensation, meeting fees and equity awards. Additionally, management may from time to time utilize Towers Perrin’s proxy data and other information services. This use is limited in nature and is subject to review and approval by the Compensation Committee, in its sole discretion.

Our relationship with Towers Perrin continues in 2008.

Compensation Committee Interlocks and Insider Participation

None.

Certain Relationships and Related Person Transactions

We have adopted a written Policy and Procedures with respect to Related Person Transactions (available on the corporate governance page of our Internet website located at www.warnaco.com) relating to the review, approval and ratification of related person transactions, including transactions that are disclosable under SEC Regulation S-K, Item 404(a). Generally, our policy requires that our Audit Committee review and approve transactions involving more than $120,000 in which Warnaco is a participant and in which any of the following persons has a direct or indirect material interest: any of our Directors (or nominees) or Executive Officers or any person known to be the beneficial owner of more than 5% of our voting securities, any immediate family member of, or any person sharing a household with, any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Prior to the consummation of any transaction with a related person (regardless of the dollar amount involved), full disclosure of all facts and circumstances of such transaction must be made to our legal department. The legal department then determines whether such transaction or arrangement requires the approval of the Audit Committee. If appropriate, the transaction is submitted to the Audit Committee for consideration at the next Committee meeting or, in those instances where the legal department, in consultation with the Chief Executive Officer or Chief Financial Officer, determines it is not practicable or desirable to wait until the next meeting, to the Chair of the Committee (who possesses delegated authority to act between Committee meetings).

The Audit Committee (or Chair, as applicable) will approve only those related person transactions that are in, or not inconsistent with, the best interests of Warnaco and its stockholders. Our written policies also include similar procedures relating to the review and ratification of any related person transaction not previously approved pursuant to the policy, and procedures for identifying related persons.

There were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, required to be disclosed under SEC Regulation S-K, Item 404(a).

DIRECTOR COMPENSATION

Compensation of our independent Directors is structured to provide pay commensurate with the work required of them and to align independent Directors’ goals with those of stockholders. In addition, independent Director compensation is regularly evaluated to ensure consistency with peer company practices, as well as the broader marketplace.

Fiscal 2007 Director Compensation

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the following Fiscal 2007 compensation arrangements for our independent Directors (other than our Non-Executive Chairman, whose compensation arrangement is described separately below): (i) $50,000 in cash and (ii) Common Stock issued under the 2005 Stock Incentive Plan with a value of $75,000; and (iii) fees of $1,200 per day for attendance at meetings of the Board’s Committees. The Company does not pay fees for attendance at meetings of the Board of Directors.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the following Fiscal 2007 compensation arrangement for our Non-Executive Chairman — Charles R. Perrin: (i) $210,000 in cash and (ii) Common Stock issued under the 2005 Stock Incentive Plan with a value of $125,000. The Non-Executive Chairman did not receive fees for attendance at meetings of the Board of Directors or its Committees or Committee Chairman fees.

In addition, in Fiscal 2007, the Chairmen of the Audit and Compensation Committees were paid additional fees of $12,500 and $7,500, respectively. In Fiscal 2007, Mr. Goeltz served as Chairman of the Audit Committee (until May 15, 2007, at which time Mr. Seeley was appointed as Chairman of the Audit Committee), Mr. Bell served as Chairman of the Compensation Committee and Mr. Perrin served as Chairman of the Nominating and Corporate Governance Committee. As noted above, Mr. Perrin does not receive a Committee Chairman fee.

Directors were also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its Committees.

We do not pay any additional remuneration to employees who serve as Directors of Warnaco.

In December 2006, the Nominating and Corporate Governance Committee approved The Warnaco Group, Inc. Non-Employee Directors Deferred Compensation Plan (the ‘‘Directors Deferred Compensation Plan’’) for our independent Directors effective beginning in 2007. The Directors Deferred Compensation Plan provides for an annual elective deferral of cash and/or stock retainer and/or meeting fees into an unfunded individual account, the performance of which is linked to investment options selected by each participant.

Director Compensation Table

The following table discloses compensation earned by or paid to our non-management Directors with respect to Fiscal 2007:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (a)		Total ($)
Charles R. Perrin	$210,003		$118,743	(b)	$328,746
Robert A. Bowman	$70,400		$68,749		$139,149
David A. Bell	$73,100		$68,749		$141,849
Richard Karl Goeltz	$73,050	(c)	$68,749	(d)	$141,799
Sheila A. Hopkins	$70,400	(e)	$68,749	(f)	$139,149
Nancy A. Reardon	$69,200	(g)	$66,984	(h)	$136,184
Donald L. Seeley	$75,450		$68,749		$144,199
Cheryl Nido Turpin	$66,800	(i)	$68,749	(j)	$135,549

(a)	The amounts shown are the amounts recorded in our financial statements during Fiscal 2007 and calculated in accordance with Financial Accounting Standards Board Statement No. 123(R), based on the assumptions described on pages F-13 and F-14 of our Annual Report on Form 10-K filed with the SEC on February 27, 2008. Such amounts are expensed over twelve months following the annual grant in May.
(b)	$72,917 of the value shown above has been deferred until Mr. Perrin ceases to serve as a Director of Warnaco, pursuant to Mr. Perrin’s election under the Directors Deferred Compensation Plan.
(c)	$55,025 of the value shown above has been deferred until Mr. Goeltz ceases to serve as a Director of Warnaco, pursuant to Mr. Goeltz’s election under the Directors Deferred Compensation Plan.
(d)	$43,750 of the value shown above has been deferred until after Mr. Goeltz ceases to serve as a Director of Warnaco, pursuant to Mr. Goeltz’s election under the Directors Deferred Compensation Plan.
(e)	$55,500 of the value shown above was deferred until after Ms. Hopkins ceases to serve as a Director of Warnaco, pursuant to Ms. Hopkins’ election under the Directors Deferred Compensation Plan.
(f)	$43,750 of the value shown above has been deferred until after Ms. Hopkins ceases to serve as a Director of Warnaco, pursuant to Ms. Hopkins’ election under the Directors Deferred Compensation Plan.
(g)	$55,500 of the value shown above has been deferred until after Ms. Reardon ceases to serve as a Director of Warnaco, pursuant to Ms. Reardon’s election under the Directors Deferred Compensation Plan.
(h)	$43,750 of the value shown above has been deferred until after Ms. Reardon ceases to serve as a Director of Warnaco, pursuant to Ms. Reardon’s election under the Directors Deferred Compensation Plan.
(i)	$37,500 of the value shown above has been deferred until after Ms. Turpin ceases to serve as a Director of Warnaco, pursuant to Ms. Turpin’s election under the Directors Deferred Compensation Plan.
(j)	$43,750 of the value shown above has been deferred until after Ms. Turpin ceases to serve as a Director of Warnaco, pursuant to Ms. Turpin’s election under the Directors Deferred Compensation Plan.

2008 Director Compensation

In January 2008, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved fiscal 2008 compensation and reimbursement for the independent Directors, Committee Chairmen and our Non-Executive Chairman on the same terms as provided in Fiscal 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Business Goals

Warnaco designs, sources, markets, licenses and distributes a broad line of intimate apparel, sportswear and swimwear worldwide. Our products are sold under several highly recognized brand names, including but not limited to Calvin Klein®, Speedo®, Chaps®, Warner’s® and Olga® . We distribute our diversified portfolio of products both domestically and internationally, primarily to wholesale customers through various distribution channels, including major department stores, independent retailers, chain stores, membership clubs, specialty and other stores, mass merchandisers and the internet, including such leading retailers as Macy’s, J.C. Penney, Kohl’s, Sears, Target, and Costco. In addition, we distribute our Calvin Klein branded products through dedicated Calvin Klein retail stores. Beginning in 2008, our products are manufactured solely through third-party manufacturing contractors.

We strive to become the premier global apparel company by expanding our portfolio of leading brands and leveraging the strengths of our businesses. We seek to achieve long-term growth with superior financial returns that reward our stockholders, associates, and business partners.

We remain committed to exploring new opportunities to meet the needs of consumers and customers and to driving improvement in stockholder returns. To this end, we are working to enhance operational efficiencies throughout our business. By employing one corporate platform, we are able to better support an increasingly global business with diversified product offerings. We have transitioned to an internally-managed sourcing model. In working toward our corporate goals and specific strategic initiatives, we rely on the contributions of all Warnaco employees worldwide. We regard our employees as key drivers of our success, and we are focused on continuing to build a corporate culture that recognizes the collective contributions of all employees, appreciates personal contributions to superior product and performance, promotes the values of diversity and cultural and personal respect in the workplace and encourages and rewards teamwork and collaboration across business units to maximize the Company’s resources.

Compensation Program Objectives and Supporting Principles

Our compensation philosophy is designed to support our business mission, strategic objectives and corporate culture. The compensation program’s core objectives are to:

•	Reward employees for superior performance

•	Attract and retain world-class talent

•	Ensure consistency of compensation with Warnaco’s operating objectives

•	Encourage alignment of Warnaco’s and employees’ performance goals with stockholder interests

•	Provide competitive compensation, as measured against our predetermined peer group and other comparable companies in the broader marketplace

The following guiding principles support the program’s core objectives:

•	Consideration of competitive compensation practices, job scope and responsibility, as well as our need to retain, attract, and reward executive talent

•	Emphasis on the importance of team accountability by structuring certain incentive awards primarily based on the results of Warnaco and each of our business units, with adjustments for individual performance in cases of significant under- or over-performance

•	Determination of incentive payment awards based on a predetermined quantitative framework as well as rigorous discretionary review of qualitative results

•	Application of our compensation philosophy globally, with adjustments to individual compensation packages based on local standards of practice

•	Motivation to achieve business goals through executive compensation that is tied, in part, to our overall financial results

The Compensation Committee annually evaluates the compensation philosophy and adjusts it as necessary, from time to time, to ensure that the philosophy continues to be aligned with our corporate objectives and stockholder interests.

Executive Officer Compensation

In compensating Executive Officers, the Compensation Committee considers factors relating to each Executive Officer’s individual position and performance, including experience, relevant skill sets, achievement of financial goals and achievement of strategic and/or tactical objectives. In addition, the Compensation Committee considers factors relating to each Executive Officer’s contribution to his or her business unit (where appropriate) and Warnaco generally, including performance relative to competitive peer companies and the overall marketplace. Furthermore, the Compensation Committee considers other quantitative or qualitative measures of performance, as appropriate. The Compensation Committee considers the effect of certain external factors including, but not limited to, the overall economic environment and retention risk. Other factors that the Compensation Committee considers are the Chief Executive Officer’s performance evaluations and related compensation recommendations for each other Executive Officer. The Compensation Committee does not consider the recommendations of our other Executive Officers in determining the compensation of our Chief Executive Officer. Total compensation packages as well as each element of compensation (i.e., base salary, incentive compensation, long-term incentives and benefits and perquisites) are targeted at the median of the peer group companies. Actual compensation and the specific elements thereof vary up or down based on individual performance and certain discretionary factors.

Throughout our fiscal year, the Compensation Committee follows a pre-established process for evaluating compensation levels for Executive Officers. During the course of the year, the Compensation Committee regularly reviews:

•	The manner in which our compensation philosophy is implemented

•	The composition of the peer group of companies used for benchmarking executive compensation

•	Our annual budget and operating plan

•	Our Chief Executive Officer’s and other Executive Officers’ ongoing performance against pre-established financial, strategic and operational goals, including each Executive Officer’s performance against the aspects of the operating plan over which the Executive Officer has principal responsibility

•	Our Executive Officers’ competitive compensation positioning compared to peer companies and the marketplace

•	Our Chief Executive Officer’s and other Executive Officers’ full compensation packages, including all conditional amounts, such as payments upon termination or change in control

The process described above forms the basis for the Compensation Committee’s decisions regarding executive compensation, which are made annually before the end of our first fiscal quarter. Once the executive compensation decisions are made for a given fiscal year, the Compensation Committee begins the process of reviewing and evaluating the factors noted above, which involves an ongoing evaluation based on a pre-established calendar designed to provide the Compensation Committee ample time to thoughtfully consider the factors on which it will base the determination of the following year’s executive compensation.

Competitive Market for Talent

In order to ensure that we meet both our short- and long-term business goals in each of our operating areas, it is critical that we attract a highly-motivated and experienced team of Executive Officers and employees. The apparel industry is extremely competitive in this regard, and it is common for companies to use compensation as the basis to initially attract talent. Our current executive compensation packages reflect, in part, our goal of attracting and retaining superior performers to meet diverse business needs.

Moreover, we have experienced a number of significant structural and corporate changes in recent years including (i) our emergence in 2003 from reorganization proceedings under Chapter 11 of the United States Bankruptcy Code; (ii) our transition from a third-party based sourcing model to an internal sourcing model beginning in 2005; (iii) the continued growth of our Calvin Klein businesses through (a) the 2006 acquisition of the companies that operate the wholesale and retail businesses of Calvin Klein jeanswear and accessories in Europe and Asia and the CK Calvin Klein ‘‘bridge’’ line of sportswear and accessories in Europe (the ‘‘CKJEA Acquisition’’) and (b) the 2008 acquisition of additional Calvin Klein licenses which will allow us to further extend our direct-to-consumer business into Europe, Asia and Latin America; and (iv) the recent dispositions of certain of our businesses including our private label and designer swimwear businesses (except Calvin Klein swimwear), our Mexico swimwear manufacturing facilities, the Lejaby intimate apparel business and the OP swimwear businesses. These corporate and strategic changes, among others, have necessitated the recruitment and employment of a new management team to provide us with the leadership and talent to support a global business model. For example, in connection with our 2003 reorganization, we undertook an executive search and recruited both Mr. Gromek and Mr. Rutkowski to serve as Chief Executive Officer and Chief Financial Officer, respectively. Additionally, in 2005 we recruited Mr. Meyer to serve as President — Global Sourcing to manage the transition to an internal sourcing model. Helen McCluskey, our Group President — Intimate Apparel, who assumed responsibility for the Swimwear Group on June 12, 2007, has an expanded job scope in connection with this new role. In certain cases such as these, elements of individual compensation packages are set at the higher end of the competitive range in order to attract and retain the most talented candidates with the specific skills and background needed to manage our business and execute our strategic goals.

When measuring the level of compensation for Executive Officers against the competitive market, the Compensation Committee uses pay data disclosed in proxy data from a predetermined set of peer companies, comprised of wholesale and/or vertically integrated apparel companies, with revenues within an appropriate range of our revenue. In order to ensure that we are evaluating compensation in the most relevant context, the Compensation Committee regularly evaluates the peer group to determine whether refinements to the group based on the established methodology are required. In 2007, with the assistance of Towers Perrin, we revised the criteria used to determine our peer group to provide that a company is included in the peer group if it:

(i)	designs and develops its own product;

(ii)	focuses primarily on women’s wear or men’s wear (and not footwear or children’s wear); and

(iii)	is headquartered within the United States.

With assistance from Towers Perrin and using the above-stated criteria, we have determined that our peer group of companies is:

Abercrombie & Fitch	J. Crew Group, Inc.
Aeropostale	Jones Apparel Group Inc.
American Eagle Outfitters	Kellwood
AnnTaylor Stores	Liz Claiborne Inc.
Charming Shoppes	New York & Company
Chico’s FAS	Oxford Industries
Coach Inc.	Pacific Sunwear of California
Columbia Sportswear	Perry Ellis International
Dress Barn	Phillips-Van Heusen
Eddie Bauer Holdings Inc.	Polo Ralph Lauren
Guess?	Quicksilver
Hanesbrand	The Talbots Inc.
VF Corp.

The Compensation Committee also relies in part on additional pay practice and competitive data, in particular with regard to individuals who may be recruited from outside the apparel industry, provided by Towers Perrin.

Compensation Elements

We believe that the combination of base salary, short-term incentives, long-term incentives and benefits and perquisites should be weighted towards variable compensation as the amount of total compensation increases. While a competitive level of fixed compensation in the form of base salary serves an important competitive purpose and also provides Executive Officers with a level of certainty that allows for planning of personal financial expenses, it does not provide sufficient incentive to Executive Officers to achieve our goals. Therefore, increasing short-term and long-term incentives as a percentage of the overall package is desirable for higher compensated Executive Officers.

Similarly, the percentage of variable compensation targeted toward long-term incentives increases with level and scope of responsibility to reflect an increased level of job focus on strategic long-term goals.

Our executive compensation program consists of the following components:

Base Salary

We provide base salary to retain and attract Executive Officers by providing a form of fixed competitive compensation which is consistent with an individual’s role and experience. However, we do not intend that base salary be the primary method of rewarding performance for Executive Officers. Instead, incentive compensation and equity awards, each as described in detail below, are the primary methods for rewarding Executive Officers’ achievement of short- and long-term goals. Base salaries are targeted at the median of our peer group. However, in some cases, base salaries of our Executive Officers may be higher than the competitive median, such as when an Executive Officer is recruited to join Warnaco or when a particular skill set is required in connection with the scope and complexity of a given position. Executives may receive base salary above or below the median of the peer group depending on experience, proficiency, scope of responsibilities, and/or potential future value to Warnaco. We annually review Executive Officers’ base salaries against the peer group and internally to ensure that all Executive Officers receive comparable pay for positions requiring comparable skills and responsibilities.

Incentive Compensation

We provide incentive compensation in order to reward Executive Officers for meeting annual financial and strategic goals that contribute to the achievement of our short- and long-term business objectives.

The foundation of the Compensation Committee’s process to determine annual incentive compensation awards under the Warnaco Incentive Compensation Plan (the ‘‘WICP’’) for Executive Officers and other participating employees is its review of our annual operating plan, which outlines annual financial, operational and strategic goals both at the corporate and business unit level. Following the Board of Directors’ review of the operating plan, the Compensation Committee approves financial, operational and strategic goals that serve as a basis for awards under the WICP and a target incentive compensation award amount which is (i) reflected as a percentage of base salary for Executive Officers and other participating employees, (ii) targeted to the median of our peer group, and (iii) linked to the overall performance of the Company and/or one or more of our operating divisions, on a percentage basis, depending upon the individual’s duties and responsibilities. During the course of the year, the Compensation Committee regularly reviews these goals to monitor our progress against them. After the end of the fiscal year, the compensation committee determines the amounts to be paid as incentive compensation awards. In making this determination, the Compensation Committee considers the following factors:

•	Our achievement of pre-determined financial goals

•	A discretionary assessment of our overall performance against other aspects of our operating plan

•	Our revenue, earnings and earnings per share performance relative to our peer companies

•	Our Chief Executive Officer’s assessment of Executive Officer performance

•	Other quantitative and qualitative factors

The members of our Compensation Committee have frequent access to and interaction with the Named Executive Officers during the course of the year, which enables them to directly assess the Named Executive Officers’ individual performance against the above-listed factors. Awards under the WICP, which are based on pre-determined financial goals and are not subject to discretionary increase, are intended to be our primary vehicle for grants of incentive compensation. However, although no such awards were made in Fiscal 2007, incentive compensation may also be granted in the form of discretionary bonus awards granted outside the WICP. Awards granted under the WICP are intended to be eligible for deductibility under Section 162(m) of the Internal Revenue Code (the ‘‘Code’’) as discussed below under ‘‘Limitations on Deductibility of Executive Compensation’’.

Equity Awards

We provide annual equity awards in order to:

•	Align Executive Officers’ and stockholders’ interests

•	Focus Executive Officers on attainment of long-term business goals to drive stockholder value

•	Reward Executive Officers for superior performance

•	Provide a retention incentive

Annual equity award values are targeted at the median of our peer group, but actual annual grants may be higher or lower based on the recommendation of our Chief Executive Officer with respect to the performance of other Executive Officers, scope of responsibilities, experience, retention risk, and/or potential future value to Warnaco. The ultimate value of the grant delivered (and our associated competitive positioning) will be determined over time by our stock price.

As part of our 2003 reorganization, the creditors’ committee representing Warnaco and its affiliates approved substantial equity grants to Executive Officers and other employees, reflecting the absence of any outstanding grants from prior years. These grants were approved in order to attract and retain executives during an unstable period, to motivate employees to achieve long-term business goals and to align employees’ and stockholders’ interests. We have provided equity grants in subsequent years at substantially lower levels.

We provide annual equity awards in the form of time-vested restricted stock and time-vested stock options, which, in the case of stock options, are granted with an exercise price equal to the fair market value of the underlying Warnaco stock as of the date of grant. Grants are designed to balance the retention power of restricted stock with the leverage inherent in stock options. Vesting of restricted stock and stock options occurs over a three-year period and each option grant remains exercisable for 10 years after the date of grant. This approach results in a significant amount of restricted shares and options at risk of forfeiture at any time. To this end, restricted stock awards assist with our retention goals. To make restricted stock awards a more effective retention tool, the Compensation Committee determined that vesting of restricted stock granted in 2008 shall be more heavily weighted toward the end of the three-year vesting period. The 10-year term of the options provides Executive Officers an incentive to work towards our long-term goals and to drive initiatives that will enhance stock price performance.

Benefits and Perquisites

We provide certain benefits and perquisites to our Executive Officers to meet competitive norms. These benefits and perquisites typically focus on insurance coverage and automobile services and allowances. In one instance, we provide local housing to Mr. Tworecke, the only Executive Officer with a primary domicile outside of the immediate vicinity of our headquarters. All benefit and perquisite amounts to Named Executive Officers (as defined below) are disclosed below in the Summary Compensation Table. Additionally, Executive Officers are eligible to participate in (i) Warnaco-sponsored retirement plans available to all of our employees; (ii) contractual supplemental award arrangements as described below under ‘‘Post-Termination Compensation’’; and (iii) The Warnaco Group, Inc. Deferred Compensation Plan (the ‘‘Deferred Compensation Plan’’), which provides U.S.-based employees earning $150,000 per year or more with the option to defer all or a portion of base salary and bonus into an unfunded individual account, the performance of which is linked to investment options selected by each participant.

Tax Assistance or ‘‘Gross-Ups’’

As part of the overall compensation package for our Executive Officers, we provide tax assistance or ‘‘gross-ups’’ on the following items: (i) Warnaco-paid premiums for group term life insurance; (ii) automobile services; and (iii) apartment rental and travel expenses. These gross-ups allow the executive to fully realize the intended benefit of a particular compensation element. In Fiscal 2007, the aggregate value of all tax assistance to the Named Executive Officers was $93,640.

2007 Compensation

In March 2007, the Compensation Committee approved 2007 base salaries, target incentive compensation awards (which were subject to the Compensation Committee’s ongoing review and final determination following the 2007 fiscal year) and equity grants for Executive Officers. These compensation award targets were consistent with the Compensation Committee’s philosophy set forth above and its prior practices. However, where in prior years the performance metric used to determine incentive compensation awards was based on operating income, in 2007 the performance metric was set at the high end of our earnings guidance of $1.79 per diluted share (as disclosed in our February 26, 2007 earnings press release), subject to certain adjustments. This approach allowed for alignment of internal goals with our stated external earnings per share guidance and long-term strategic plan. Rather than using stretch goals, the Compensation Committee set targets that were more attainable, but which continued to provide management with significant challenge, motivation and possibility for major, positive change.

The 2007 base salaries, target incentive compensation awards and equity grants, which include time-vested restricted shares and stock options, for Named Executive Officers were as follows:

Named Executive Officer	2007 Base Salary	Basis of Incentive Compensation Award	Target Incentive Compensation Award	Equity Grant
Joseph R. Gromek	$1,000,000	Earnings per diluted share of Warnaco	125% of base salary; maximum 200% of target	75,100 restricted shares 75,100 stock options 10,784 restricted stock units under the terms of a supplemental award
Lawrence R. Rutkowski	$580,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	16,100 restricted shares 16,100 stock options 1,366 restricted shares under the terms of a supplemental award
Helen McCluskey	$725,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	26,800 restricted shares 26,800 stock options 2,347 restricted shares under the terms of a supplemental award
Frank Tworecke	$750,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	20,400 restricted shares 20,400 stock options 2,557 restricted shares under the terms of a supplemental award
Dwight Meyer	$650,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	18,000 restricted shares 18,000 stock options 1,956 restricted shares under the terms of a supplemental award

In addition to the items described above, the Compensation Committee reserved the right to pay discretionary bonuses to Executive Officers based on certain qualitative considerations and/or extraordinary performance during the year. However, no discretionary bonus awards were paid for 2007.

In March 2008, the Compensation Committee determined 2007 incentive bonuses for our Executive Officers. Using the pre-determined financial goals discussed above, Executive Officers became eligible for the maximum incentive bonus amount at 200% of target. The Compensation Committee also factored in discretionary elements including (i) the completion of our restructuring initiatives to exit the Swimwear Group’s private label and designer swimwear businesses (except Calvin Klein swimwear), the sale of our

Mexican swimwear manufacturing facilities, and the disposal of our OP Swim and Lejaby intimate apparel businesses; (ii) the year-over-year performance of the business; and (iii) the Company’s revenue and earnings results compared to those of our peer companies. All of the factors considered by the Compensation Committee, in the aggregate, resulted in incentive compensation awards between 160% and 180% of base salary (i.e., below the 200% of target level award permissible under the terms of the WICP based on the earnings per diluted share (on an adjusted basis, as described in our February 26, 2008 press release) achieved).

2008 Compensation

In March 2008, the Compensation Committee approved 2008 base salaries, target incentive compensation awards (which will be subject to stockholder approval of the Incentive Compensation Plan at our Annual Meeting and the Compensation Committee’s ongoing review and final determination following the 2008 fiscal year) and equity grants for Executive Officers, which grants are also subject to stockholder approval of the Amended and Restated Plan at our Annual Meeting. These compensation award targets and equity grants were consistent with the Compensation Committee’s philosophy set forth above and its 2007 practices.

The 2008 base salaries, target incentive compensation awards and equity grants, which include time-vested restricted shares and stock options, for Named Executive Officers were as follows:

Named Executive Officer	2008 Base Salary	Basis of Incentive Compensation Award (a)	Target Incentive Compensation Award	Equity Grant (b)
Joseph R. Gromek	$1,100,000	Earnings per diluted share of Warnaco	125% of base salary; maximum 200% of target	Restricted shares and stock options with a value of $3,000,000 12,051 restricted stock units under the terms of a supplemental award
Lawrence R. Rutkowski	$600,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	Restricted shares and stock options with a value of $632,700 1,896 restricted shares under the terms of a supplemental award
Helen McCluskey	$800,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	Restricted shares and stock options with a value of $1,000,000 2,433 restricted shares under the terms of a supplemental award
Frank Tworecke	$775,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	Restricted shares and stock options with a value of $ 817,238 3,175 restricted shares under the terms of a supplemental award
Dwight Meyer	$670,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	Restricted shares and stock options with a value of $ 706,515 2,043 restricted shares under the terms of a supplemental award

(a)	In 2008, the performance metric is equal to the mid-point of our earnings guidance, on an as adjusted basis (excluding restructuring expenses), of $2.55 per diluted share from continuing operations (as disclosed in our February 26, 2008 earnings press release).
(b)	Grants (other than supplemental awards) are subject to stockholder approval of the Amended and Restated Plan at the Annual Meeting, as further discussed in Proposal No. 2.

Equity Grant Practices and Equity Ownership and Retention Policy

Equity Grant Practices

We generally grant equity to Executive Officers on an annual basis, at the Compensation Committee meeting following the release of the prior year’s annual financial results. Stock options granted at this meeting have an exercise price equal to the closing price of the common shares on the date of the meeting. In addition to annual grants that we customarily award following the release of financial results, interim grants may also be made upon the hire or promotion of new Executive Officers, with stock options having an exercise price equal to the closing price on the date of hire or promotion.

In 2008, the Committee approved in advance certain stock option awards as part of its annual process. Because there was not a sufficient number of shares available in the reserve under the 2005 Stock Incentive Plan as currently in effect, these awards were granted subject to stockholder approval of the Amended and Restated Plan, and priced with exercise prices equal to the closing prices of the common shares on the date of the annual stockholder meeting at which the Amended and Restated 2005 Stock Incentive Plan is approved.

In 2007, we approved an Equity Grant Policy (which codified our existing practices) which, among other things, provides that all equity grants are generally approved in advance by the Compensation Committee. In certain instances relating to hire or promotion awards to employees who are not Executive Officers, grants may be approved by the Chairman of the Compensation Committee and the Chief Executive Officer, or, in limited circumstances and only with respect to individuals earning a base salary below $300,000, the Chief Executive Officer and the Senior Vice President, Human Resources (in each case, pursuant to a delegation of authority from, within guidelines established by, and subject to the oversight of, the Compensation Committee).

Equity Ownership and Retention Policy

Our Directors, Chief Executive Officer and all other Executive Officers are subject to our Equity Ownership and Retention Policy for Directors and Senior Management (the ‘‘Equity Ownership and Retention Policy’’). The Equity Ownership and Retention Policy provides that on and after the fifth anniversary of the later of (i) his or her appointment as an Executive Officer or Non-Executive Director or (ii) May 28, 2003 (i.e., the effective date of the policy), each participant in the Equity Ownership and Retention Policy shall meet the following requirements:

•	A target equity ownership level for the Chief Executive Officer of equity having a value equal to five times base salary;

•	A target equity ownership level for all other Executive Officers of equity having a value equal to three times base salary; and

•	A target equity ownership level for Directors of equity having a value equal to three times annual retainer.

For purposes of calculating ownership levels under the Equity Ownership and Retention Policy, ownership includes the: (i) value of company-granted restricted stock upon which restrictions have lapsed; (ii) value of Common Stock purchased on the open market; (iii) value of shares of Common Stock acquired pursuant to the exercise of stock options; and (iv) share value equivalent of gains on vested unexercised stock options. Compliance with the Equity Ownership and Retention Policy is monitored by our General Counsel, under the supervision and direction of the Compensation Committee. The Compensation Committee will determine, in its sole discretion, the appropriate measures to address any non-compliance with the Policy.

Although we do not have a policy that specifically prohibits our Executive Officers from hedging the economic risk of stock ownership in the Company, our Statement of Policy Concerning Purchases and Sales of Company Securities and Conflicts of Interest prohibits Directors and employees (including Executive Officers) from, among other things, trading in options of Warnaco stock or effecting ‘‘short sales’’.

‘‘Clawback’’ and certain other Compensation Recovery

Our equity agreements with Executive Officers and other employees include provision for the repayment of incentives to the Company, commonly referred to as clawbacks. The clawback provisions allow us to redeem certain equity previously granted in limited situations. Specifically, in the event of a termination for cause, we may require employees to forfeit all option gains from options exercised in the previous six months and may rescind all restricted stock which vested in the previous six months. In addition, vested but unexercised options will terminate immediately upon a termination for cause.

In addition, the Compensation Committee may, in its sole discretion, recover annual incentive compensation payments in the event of a subsequent occurrence affecting our achievement of financial, operational or strategic goals for an earlier award year. In March 2007, the Compensation Committee reduced the annual incentive compensation awards for the fiscal year ended December 30, 2006 (‘‘Fiscal 2006’’) for Messrs. Gromek, Rutkowski and Tworecke in the amounts of $45,600, $22,440 and $51,744, respectively, based on the restatement of our fiscal 2005 financial results in September 2006.

Limitations on Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility of compensation paid to certain of our Executive Officers. To qualify for an exemption to such limitation, compensation in excess of $1.0 million per year generally must constitute performance-based compensation under Section 162(m) of the Code. In order to so qualify, compensation must be paid solely on account of the attainment of one or more pre-established performance goals established by a committee of two or more ‘‘outside directors,’’ pursuant to an arrangement that has been approved by stockholders. Also, in order for an arrangement to give rise to fully deductible performance-based compensation, the terms of the arrangement must preclude the exercise of any discretion in the administration of the plan that would have the effect of increasing compensation paid to the employees covered by Section 162(m) of the Code.

The Compensation Committee is aware of the requirements for full deductibility of executive compensation under Section 162(m) of the Code. However, the Compensation Committee will balance the costs and burdens involved in compliance against the value of the tax benefits to be obtained by the Company and may, in certain instances, pay compensation that is not fully deductible if the Compensation Committee determines that the costs and burdens outweigh the benefits.

Post-Termination and Retirement Compensation

Post-termination benefits are necessary to recruit and retain Executive Officers and to provide them with a level of long-term financial security commensurate with that offered by our peers.

We provide additional retirement benefits to Executive Officers in the form of two programs: supplemental awards and deferred compensation. The supplemental award consists of (i) annual contributions to an unfunded, unsecured individual account, the performance of which is linked to certain investment options chosen by the recipient and (ii) annual grants of restricted shares or restricted stock units. The Deferred Compensation Plan, which is available to all of our U.S.-based employees earning $150,000 per year or more, provides for an annual elective deferral of base salary, and/or incentive bonus into an unfunded individual account, the performance of which is linked to certain investment options chosen by the recipient. These two programs provide for company-funded and employee-funded retirement savings to supplement the company contributions and employee tax deferred contributions to our qualified retirement plans.

To ensure that overall compensation packages are competitive, Executive Officers have certain contractually agreed upon rights to severance payments, payable under certain conditions. Severance is generally payable for termination without cause or resignation for good reason. Severance is not payable for termination for cause. If termination occurs (other than for cause), within one year following a change in control of Warnaco, enhanced severance payments are payable. See below under ‘‘Employment Agreements’’ and ‘‘Potential Payments Upon Termination or Change in Control’’ for additional details on contractual severance payments to our Named Executive Officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that appears above with Warnaco’s management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

David A. Bell (Chairman)
Robert A. Bowman
Richard Karl Goeltz (as of May 15, 2007)
Sheila A. Hopkins
Charles R. Perrin
Nancy A. Reardon
Cheryl Nido Turpin

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below are tables prescribed by the proxy rules of the SEC which present the compensation with respect to Fiscal 2006 and Fiscal 2007 of (i) Mr. Gromek, our President and Chief Executive Officer; (ii) Mr. Rutkowski, our Chief Financial Officer; and (iii) the three most highly compensated Executive Officers other than the Chief Executive Officer and Chief Financial Officer, namely Messrs. Tworecke and Meyer and Ms. McCluskey (collectively, the ‘‘Named Executive Officers’’). Mr. Meyer was not a Named Executive Officer in Fiscal 2006 and, therefore, no data is provided for him for that period.

Summary Compensation Table

The following table discloses compensation paid or to be paid to the Named Executive Officers with respect to Fiscal 2006 and Fiscal 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)		Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(g)		All Other Compensation ($)		Total ($)
Joseph R. Gromek	2007	$1,000,000	$0	(a)	$1,439,465	$961,377	$2,000,000	(e)	$0		$342,067	(j)	$5,742,909
President and Chief Executive Officer	2006	$991,667	$954,400	(b)	$996,870	$1,070,935	$0	(f)	$0		$296,236		$4,310,108
Lawrence R. Rutkowski	2007	$577,500	$0	(a)	$359,668	$311,046	$838,800	(e)	$0		$62,308	(k)	$2,149,322
Executive Vice President and Chief Financial Officer	2006	$562,500	$361,760	(b)	$396,581	$489,759	$0	(f)	$0		$58,548		$1,869,148
Helen McCluskey	2007	$716,667	$0	(a)	$455,181	$479,089	$1,100,000	(e)	$0		$88,465	(l)	$2,839,402
Group President — Intimate Apparel	2006	$670,833	$244,390	(b)	$343,652	$611,282	$355,610	(f)	$0		$70,087		$2,295,854
Frank Tworecke	2007	$747,500	$0	(a)	$384,596	$346,994	$1,076,228	(e)	$0	(h)	$280,295	(m)	$2,835,613
Group President — Sportswear	2006	$729,167	$145,177	(b)	$338,353	$565,223	$190,424	(f)	$0	(i)	$272,553		$2,240,897
Dwight Meyer President — Global Sourcing, Distribution and Logistics	2007	$641,667	$0	(a)	$322,419	$256,400	$884,000	(e)	$0		$80,872	(n)	$2,185,358

(a)	No discretionary bonuses were granted by the Compensation Committee with respect to 2007 compensation.
(b)	Represents discretionary bonus award granted by the Compensation Committee. Bonuses were reduced for Messrs. Gromek, Rutkowski and Tworecke by $45,600, $22,440 and $51,744, respectively, to reflect the fiscal 2005 financial restatement, as described above under ‘‘Clawback’’ and certain other Compensation Recovery’’.
(c)	Reflects awards of time-vested restricted stock and/or restricted stock units. The amounts shown are the amounts recorded in our financial statements during Fiscal 2006 and Fiscal 2007, respectively, and calculated in accordance with Financial Accounting Standards Board Statement No. 123(R). Awards expensed in Fiscal 2006 and Fiscal 2007, respectively, include grants made since 2003. The assumptions used with respect to Fiscal 2006 are described on pages F-16 and F-17 of our Annual Report on Form 10-K filed with the SEC on March 7, 2007. The assumptions used with respect to Fiscal 2007 are described on pages F-13 and F-14 of our Annual Report on Form 10-K filed with the SEC on February 27, 2008. We do not pay dividends on our Common Stock.
(d)	Reflects awards of stock options. The amounts shown are the amounts recorded in our financial statements during Fiscal 2006 and Fiscal 2007, respectively, and calculated in accordance with Financial Accounting Standards Board Statement No. 123(R). Awards expensed in Fiscal 2006 and Fiscal 2007, respectively, include grants made since 2003. The assumptions used are described on pages F-16 and F-17 of our Annual Report on Form 10-K filed with the SEC on March 7, 2007. The assumptions used with respect to Fiscal 2007 are described on pages F-13 and F-14 of our Annual Report on Form 10-K filed with the SEC on February 27, 2008.
(e)	Represents incentive compensation paid pursuant to the WICP for 2007. In 2007, the Company exceeded maximum thresholds under the WICP and, therefore, participants were eligible for incentive compensation payments at the maximum levels. As noted above, the Compensation Committee considered certain discretionary factors and reduced incentive compensation payments under the WICP accordingly.

(f)	Represents incentive compensation paid pursuant to the WICP for 2006.
(g)	Represents the change in actuarial present value under all of our retirement plans. Earnings on voluntary employee deferrals under non-tax qualified plans and Warnaco contributions to non-tax qualified deferred compensation arrangements — including those related to Notional Accounts (as defined below under ‘‘Employment Agreements’’) — do not exceed market rates of return and thus have been excluded from this column.
(h)	There was a 2007 change in pension value of ($239,994) related to Mr. Tworecke’s contractual retirement arrangement as described below in the Pension Benefits Table. This amount is not included in the Summary Compensation Table because it represents a negative change in pension value.
(i)	There was a 2006 change in pension value of ($147,365) related to Mr. Tworecke’s contractual retirement arrangement as described below in the Pension Benefits Table. This amount is not included in the Summary Compensation Table because it represents a negative change in pension value.
(j)	Includes $291,910 in respect of Warnaco contributions to Notional Account; $18,000 in respect of car allowance; $11,250 in respect of Warnaco contributions to qualified defined contribution plan; $9,994 in respect of tax gross-up related to car services and executive medical expenses and Warnaco paid premiums for certain group term life insurance; $7,223 in respect of car services; $2,350 in respect of Warnaco paid premiums for certain group term life insurance; and $1,340 in respect of executive medical expenses.
(k)	Includes $36,970 in respect of Warnaco contributions to Notional Account; $11,250 in respect of Warnaco contributions to qualified defined contribution plan; $11,250 in respect of car allowance; $1,595 in respect of Warnaco paid premiums for certain group term life insurance; and $1,243 in respect of tax gross-up related to Warnaco paid premiums for certain group term life insurance.
(l)	Includes $63,542 in respect of Warnaco contributions to Notional Account; $12,000 in respect of car allowance; $11,250 in respect of Warnaco contributions to qualified defined contribution plan; $940 in respect of Warnaco paid premiums for certain group term life insurance; and $733 in respect of tax gross-up related to Warnaco paid premiums for certain group term life insurance.
(m)	Includes $91,251 in respect of local apartment rental and travel expenses; $69,210 in respect of Warnaco contributions to Notional Account; $79,624 in respect of tax gross-up related to local apartment rental and travel expenses and Warnaco paid premiums for certain group term life insurance; $18,000 in respect of car allowance; $11,250 in respect of Warnaco contribution to qualified defined contribution plan; and $10,960 in respect of Warnaco paid premiums for certain group term life insurance.
(n)	Includes $52,950 in respect of Warnaco contributions to Notional Account; $12,000 in respect of car allowance; $11,250 in respect of Warnaco contributions to qualified defined contribution plan; $2,046 in respect of tax gross-up related to Warnaco paid premiums for certain group term life insurance and executive medical expenses; $1,445 in respect of Warnaco paid premiums for certain group term life insurance; and $1,181 in respect of executive medical expenses.

Grants of Plan-Based Awards Table

This table discloses the following plan-based awards to Named Executive Officers in Fiscal 2007: WICP, equity awards under the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan and equity awards granted under contractual supplemental award arrangements. Each of these awards is described in the Compensation Discussion and Analysis.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)
Joseph R. Gromek	3/07/07	$1,000,000	$1,250,000	$2,500,000	N/A
	3/07/07				75,100	(b)	N/A	N/A	$2,032,957
	3/07/07				10,784	(c)	N/A	N/A	$291,923
	3/07/07						75,100(d)	$27.07	$803,570
Lawrence R. Rutkowski	3/07/07	$394,400	$493,000	$986,000	N/A
	3/07/07				16,100	(b)	N/A	N/A	$435,827
	3/07/07				1,366	(e)	N/A	N/A	$36,978
	3/07/07						16,100(d)	$27.07	$172,270
Helen McCluskey	3/07/07	$493,000	$616,250	$1,232,500	N/A				0
	3/07/07				26,800	(b)	N/A	N/A	$725,476
	3/07/07				2,347	(e)	N/A	N/A	$63,533
	3/07/07						26,800(d)	$27.07	$286,760
Frank Tworecke	3/07/07	$510,000	$637,500	$1,275,000	N/A
	3/07/07				20,400	(b)	N/A	N/A	$552,228
	3/07/07				2,557	(e)	N/A	N/A	$69,218
	3/07/07						20,400(d)	$27.07	$218,280
Dwight Meyer	3/07/07	$442,000	$552,500	$1,105,000	N/A
	3/07/07				18,000	(b)	N/A	N/A	$487,260
	3/07/07				1,956	(e)	N/A	N/A	$52,944
	3/07/07						18,000(d)	$27.07	$192,600

(a)	Represents threshold, target and maximum payments under the WICP for Fiscal 2007. No payments will be made for performance below threshold levels. In 2007, under the WICP, the Compensation Committee determined awards based on the high end of our earnings per diluted share guidance (disclosed in our February 26, 2007 earnings press release). This approach allowed for alignment of internal goals with our stated external earnings per share guidance and long-term strategic plan. Actual payments under the WICP for Fiscal 2007 are provided above in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(b)	Represents awards of restricted shares, one-third of which vest on each of the first, second and third anniversary of the grant date.
(c)	Represents awards of restricted stock units pursuant to a supplemental award, as described below under ‘‘Employment Agreements’’.
(d)	Represents awards of stock options granted at the March 7, 2007 Compensation Committee meeting, with the exercise price determined using the closing share price on the grant date. One-third of the options vest on each of the first, second and third anniversary of the grant date.
(e)	Represents awards of restricted shares pursuant to a supplemental award, as described below under ‘‘Employment Agreements’’.

Outstanding Equity Awards at Fiscal Year-End Table

The following table discloses outstanding restricted stock awards and stock option grants to the Named Executive Officers as of December 29, 2007. Where applicable, the value of equity-related awards is based on the December 28, 2007 closing price of our Common Stock of $34.50. For additional clarification, the table includes a line indicating total amounts of exercisable and unexercisable options for each Named Executive Officer.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph R. Gromek	600,000	0		n/a	$9.55	(d)	4/15/2013	153,595(f	)	$5,299,028	n/a	n/a
	85,000	42,500	(a)		$21.83	(e)	5/23/2015
	46,100	92,200	(b)		$23.21	(e)	2/28/2016
	0	75,100	(c)		$27.07	(e)	3/07/2017
Total	731,100	209,800
Lawrence R. Rutkowski	200,000	0		n/a	$16.75	(d)	9/11/2013	33,182(j	)	$1,144,779	n/a	n/a
	27,200	13,600	(g)		$21.83	(e)	5/23/2015
	12,200	24,400	(h)		$23.21	(e)	2/28/2016
	0	16,100	(i)		$27.07	(e)	3/07/2017
Total	239,400	54,100
Helen McCluskey	110,000	0		n/a	$20.28	(d)	7/15/2014	41,939(m	)	$1,446,896	n/a	n/a
	14,600	29,200	(k)		$23.21	(e)	2/28/2016
	0	26,800	(l)		$27.07	(e)	3/07/2017
Total	124,600	56,000
Frank Tworecke	210,000	0		n/a	$18.08	(d)	5/07/2014	38,471(p	)	$1,327,250	n/a	n/a
	15,900	31,800	(n)		$23.21	(e)	2/28/2016
	0	20,400	(o)		$27.07	(e)	3/07/2017
Total	225,900	52,200
Dwight Meyer	0	25,000	(q)	n/a	$21.83	(d)	5/23/2015	29,908(s	)	$1,031,826	n/a	n/a
	0	18,000	(r)		$27.07	(e)	3/07/2017
Total	0	43,000

(a)	Represents options granted on May 23, 2005, of which 42,500 options vested on March 2, 2008.
(b)	Represents options granted on February 28, 2006, of which 46,100 options vested on February 28, 2008 and 46,100 options will vest on February 28, 2009.
(c)	Represents options granted on March 7, 2007, of which 25,034 options vested on March 7, 2008, and 25,033 options will vest on each of March 7, 2009 and March 7, 2010.
(d)	Represents closing stock price on the date of hire.
(e)	Represents closing stock price on the date of grant.

(f)	Represents (i) restricted shares granted on May 23, 2005, of which 14,167 shares vested on March 2, 2008; (ii) restricted shares granted on February 28, 2006, of which 15,366 shares vested on February 28, 2008 and 15,367 shares will vest on February 28, 2009; (iii) restricted shares granted on March 7, 2007, of which 25,034 shares vested on March 7, 2008 and 25,033 shares will vest on each of March 7, 2009 and March 7, 2010; (iv) restricted stock units granted on May 23, 2005 under a supplemental award agreement, of which 6,060 shares will vest on April 14, 2008 and 6,061 will vest on September 28, 2011; (v) restricted stock units granted on February 28, 2006 under a supplemental award agreement, of which 5,345 shares will vest on each of April 14, 2008 and September 28, 2011; and (vi) restricted stock units granted on March 7, 2007 under a supplemental award agreement, of which 5,392 shares will vest on each of April 14, 2008 and September 28, 2011.
(g)	Represents options granted on May 23, 2005, of which 13,600 options vested on March 2, 2008.
(h)	Represents options granted on February 28, 2006, of which 12,200 options vested on February 28, 2008 and 12,200 options will vest on February 28, 2009.
(i)	Represents options granted on March 7, 2007, of which 5,367 options vested on March 7, 2008; 5,366 options will vest on March 7, 2009 and 5,367 options will vest on March 7, 2010.
(j)	Represents (i) restricted shares granted on May 23, 2005, of which 4,533 shares vested March 2, 2008; (ii) restricted shares granted on February 28, 2006, of which 4,066 vested on February 28, 2008 and 4,067 will vest on February 28, 2009; (iii) restricted shares granted on March 7, 2007, of which 5,367 shares vested on March 7, 2008; 5,366 shares will vest on March 7, 2009 and 5,367 shares will vest on March 7, 2010; (iv) restricted shares granted on August 11, 2005 under a supplemental award agreement, of which 1,497 shares will vest on August 11, 2015; (v) restricted shares granted on February 28, 2006 under a supplemental award agreement, of which 1,553 shares will vest on February 28, 2016; and (vi) restricted shares granted on March 7, 2007 under a supplemental award agreement, of which 1,366 shares will vest on March 7, 2017.
(k)	Represents options granted on February 28, 2006, of which 14,600 options vested on February 28, 2008 and 14,600 options will vest on February 28, 2009.
(l)	Represents options granted on March 7, 2007, of which 8,934 options vested on March 7, 2008 and 8,933 options will vest on each of March 7, 2008 and March 7, 2009.
(m)	Represents (i) restricted shares granted on February 28, 2006, of which 4,866 shares vested on February 28, 2008; and 4,867 shares will vest on February 28, 2009; (ii) restricted shares granted on March 7, 2007, of which 8,934 shares vested on March 7, 2008 and 8,933 shares will vest on each of March 7, 2009 and March 7, 2010; (iii) restricted shares granted on August 11, 2005 under a supplemental award agreement, of which 1,120 shares will vest on August 11, 2015; (iv) restricted shares granted on February 28, 2006 under a supplemental award agreement, of which 1,939 shares will vest on February 28, 2016; and (v) restricted shares granted on March 7, 2007 under a supplemental award agreement of which 2,347 shares will vest on March 7, 2017.
(n)	Represents options granted on February 28, 2006, of which 15,900 options vested on February 28, 2008 and 15,900 will vest on February 28, 2009.
(o)	Represents options granted on March 7, 2007, of which 6,800 options vested on March 7, 2008 and 6,800 options will vest on each of March 7, 2009 and March 7, 2010.
(p)	Represents (i) restricted shares granted on February 28, 2006, of which 5,300 shares vested on February 28, 2008 and 5,300 shares will vest on February 28, 2009; (ii) restricted shares granted on March 7, 2007, of which 6,800 shares vested on March 7, 2008 and 6,800 shares will vest on each of March 7, 2009 and March 7, 2010; (iii) restricted shares granted on August 11, 2005 under a supplemental award agreement, of which 776 shares will vest on November 2, 2008 and 777 shares will vest on November 2, 2011; (iv) restricted shares granted on February 28, 2006 under a supplemental award agreement, of which 1,680 shares will vest on November 2, 2008 and 1,681 shares will vest on November 2, 2011; and (v) restricted shares granted on March 7, 2007 under a supplemental award agreement, of which 1,278 shares will vest on November 2, 2008 and 1,279 shares will vest on November 2, 2011.
(q)	Represents options granted on May 23, 2005, of which 25,000 options will vest on April 11, 2008.
(r)	Represents options granted on March 7, 2007, of which 6,000 options vested on March 7, 2008 and 6,000 will vest on each of March 7, 2009 and March 7, 2010.
(s)	Represents (i) restricted shares granted on May 23, 2005, of which 8,333 shares will vest on April 11, 2008; (ii) restricted shares granted on March 7, 2007, of which 6,000 vested on March 7, 2008 and 6,000 shares will vest on each of March 7, 2009 and March 7, 2010; (iii) restricted shares granted on February 28, 2006 under a supplemental award agreement, of which 809 will vest on September 18, 2014 and 810 will vest on February 28, 2016; and (iv) restricted shares granted March 7, 2007 under a supplemental award agreement, of which 978 will vest on each of September 18, 2014 and March 7, 2017.

Option Exercises and Stock Vested Table

The following table discloses option exercises for the Named Executive Officers in Fiscal 2007 and vesting of restricted shares and/or restricted stock units for Named Executive Officers in Fiscal 2007. No Named Executive Officer exercised options in Fiscal 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (a) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (b) ($)
Joseph R. Gromek	n/a	n/a	29,533	$764,886
Lawrence R. Rutkowski	n/a	n/a	21,100	$549,047
Helen McCluskey	100,000	1,864,330	16,534	$593,806
Frank Tworecke	n/a	n/a	16,967	$457,878
Dwight Meyer	50,000	852,300	8,333	$228,908

(a)	The value realized is equal to the number of shares exercised multiplied by the difference between the stock price on the date of the open market sale and the option exercise price.
(b)	The value realized is equal to the number of shares which vest multiplied by the stock price at the close of business on the date of vesting.

Pension Benefits Table

We have a defined benefit pension plan covering certain full-time non-union domestic employees and certain domestic employees covered by a collective bargaining agreement, which plan was frozen effective December 31, 2002. None of the Named Executive Officers participate in our frozen defined benefit pension plan.

Pursuant to a letter agreement with Mr. Tworecke, if Mr. Tworecke remains employed with us until April 2009, we will, subject to certain terms and conditions, provide him with a non-qualified pension benefit of $75,000 per year, payable following the termination of his employment with us for any reason other than for Cause (as defined in the Tworecke Agreement) for 15 years or, if earlier, until Mr. Tworecke’s death, provided that the payments due to Mr. Tworecke will be reduced by the value of any Tworecke Supplemental Awards (as defined in the Tworecke Agreement) that have vested as of the date of his termination.

The following table discloses pension benefits and years of credited services under Mr. Tworecke’s Employment Agreement.

Name (a)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Frank Tworecke	Contractual arrangement	3 years, 8 months	$92,774	$0

(a)	No disclosure has been made with respect to any of our other Named Executive Officers because none of them is entitled to pension benefits.

Nonqualified Deferred Compensation Table

The following table discloses benefits to Named Executive Officers under our nonqualified deferred compensation arrangements which include the Notional Account portion of certain supplemental awards described below under ‘‘Employment Agreements’’ and the Deferred Compensation Plan.

Name	Executive Contributions in Last FY (a) ($)	Registrant Contributions in Last FY (b) ($)	Aggregate Earnings in Last FY (c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (d) ($)
Joseph R. Gromek	$334,433	$291,910	$9,321	$0	$1,529,406
Lawrence R. Rutkowski	$0	$36,970	$2,909	$0	$113,326
Helen McCluskey	$68,646	$63,542	$13,358	$0	$335,915
Frank Tworecke	$0	$69,210	$32,025	$0	$227,488
Dwight Meyer	$0	$52,950	$2,877	$0	$95,224

(a)	Represents voluntary contribution by the Named Executive Officer of Base Salary and/or Incentive Compensation to the Deferred Compensation Plan. These amounts are also included in the ‘‘Salary’’, ‘‘Bonus’’ and ‘‘Non-Equity Incentive Plan Compensation’’ columns of the ‘‘Summary Compensation Table’’.
(b)	Represents Warnaco contributions to the Notional Account as set forth in the contractual supplemental award agreements. These amounts are also included in the ‘‘All Other Compensation’’ column of the ‘‘Summary Compensation Table’’.
(c)	Represents aggregate investment gains and losses on deferred compensation and Notional Account balances based on investment options chosen by each Named Executive Officer.
(d)	The aggregate balance for each of Messrs. Gromek, Rutkowski, Tworecke and Meyer and Ms. McCluskey includes the following amounts (consisting of contributions by Warnaco to each of their respective Notional Accounts) which were also reported in the ‘‘All Other Compensation’’ column of the ‘‘Summary Compensation Table’’ in our Fiscal 2006 and Fiscal 2007 proxy statements: (i) Mr. Gromek — $540,035; (ii) Mr. Rutkowski — $73,010; (iii) Mr. Tworecke — $147,210; (iv) Ms. McCluskey — $108,542; and (v) Mr. Meyer — $52,950.

EMPLOYMENT AGREEMENTS

The summaries below disclose the terms and conditions of our employment contracts with our Named Executive Officers. Our other Executive Officers and certain other key personnel have employment contracts that contain provisions similar to those of the Named Executive Officers described below (other than Mr. Gromek).

Disclosure regarding amounts to be paid to Named Executive Officers in the event of termination or a change in control under these contracts is provided below under ‘‘Potential Payments Upon Termination or Change in Control’’.

Joseph R. Gromek.    Mr. Gromek is party to an amended and restated employment agreement with Warnaco dated December 19, 2007 (the ‘‘Gromek Agreement’’), which amended and restated his December 22, 2004 employment agreement. The Gromek Agreement has an initial term of three years and two months, continuing until March 1, 2011, with automatic one-year renewals thereafter unless notice of termination is given at least 180 days prior to the date on which the term would otherwise expire. Under the Gromek Agreement, Mr. Gromek is entitled to an annual base salary of $1 million (which may be reviewed annually by the Board of Directors for increase), with a target bonus opportunity for 2007 equal to 125% of his base salary (with a potential maximum award of 200% of target). Mr. Gromek is also generally entitled to employee benefits and perquisites that are no less favorable than those provided to other similarly-situated executives. For each fiscal year during the term, Mr. Gromek continues to have an annual target equity opportunity with a target value on the grant date equal to no less than 100% of his total cash compensation (base salary and target bonus opportunity) and is awarded annually a supplemental award equal to 30% of his prior year’s total cash compensation (base salary and earned annual bonus) (the ‘‘Gromek Supplemental Award’’). The Gromek Supplemental Award is granted in the form of restricted stock units (‘‘Career Units’’); provided, that Mr. Gromek may elect to receive up to 50% of the value of the Gromek Supplemental Award in the form of a credit to a bookkeeping account on Warnaco’s books (‘‘Notional Account’’). Amounts credited to Mr. Gromek’s Notional Account are credited (or debited) with the deemed positive (or negative) return based on the investment alternatives under Warnaco’s 401(k) plan selected by Mr. Gromek in advance to apply to such account. Any Gromek Supplemental Award granted prior to April 14, 2008 will vest 50% on April 14, 2008 and 50% on Mr. Gromek’s 65th birthday, while any Gromek Supplemental Award granted on or after April 14, 2008 will vest entirely on Mr. Gromek’s 65th birthday. The Career Units will also vest upon a Change in Control of the Company (as defined in the Gromek Agreement) (provided such event satisfies the definition of a change in control event under Section 409A of the Code) if restricted stock granted under Warnaco’s Stock Incentive Plan also vests upon such event and any balance in the Notional Account will vest and be paid out upon such Change in Control. In all cases, the vested portion of the Gromek Supplemental Award is generally payable in January of the year following the year in which Mr. Gromek’s employment terminates, subject to a six-month delay if so required to comply with Section 409A of the Code.

If Mr. Gromek’s employment terminates due to his death or disability, he (or his legal representatives or estate, as the case may be) will be entitled to (i) a pro-rata bonus for the year of termination based on Warnaco’s performance for such year, (ii) a pro-rata Gromek Supplemental Award for the year of termination, in each case payable within 60 days following Mr. Gromek’s termination or death, and (iii) immediate vesting of all outstanding equity awards and any previously granted Gromek Supplemental Award, with any vested stock options remaining exercisable for the shorter of two years following the date of termination or death or the remainder of the option term. If Mr. Gromek’s employment is terminated without Cause or by Mr. Gromek for Good Reason (each term as defined in the Gromek Agreement) or if we provide notice of non-renewal of the Gromek Agreement and terminate Mr. Gromek’s employment at the end of the term in circumstances that would constitute a termination without Cause, in all cases not in connection with a Change in Control (as defined in the Gromek Agreement), Mr. Gromek will be entitled to (i) payment of 1.5 times base salary and target bonus opportunity, payable within 60 days of the termination date, (ii) a pro-rata bonus for the year of termination based on Warnaco’s performance for such year, (iii) immediate vesting of 50% of any unvested restricted stock award, (iv) two years (or the remainder of the option’s term, if shorter) to exercise vested options, (v) immediate vesting of 50% of any previously granted Career Units which would have vested on the next scheduled vesting date if Mr. Gromek had remained employed through such date; (vi) immediate vesting of 25% of any balance in the Notional Account if termination is prior to April 14, 2008 and, if termination is after such date but prior to Mr. Gromek’s 65th birthday, immediate vesting of a pro-rata portion of the unvested balance in the Notional Account based on employment during the period from April 14, 2008 through Mr. Gromek’s 65th birthday and (vii) continued participation in welfare benefit plans until the earlier of 18 months from the date of his termination and the date he obtains equivalent coverage from subsequent employment.

If Mr. Gromek’s employment is terminated by us without Cause or by Mr. Gromek for Good Reason upon or within one year following a Change in Control, his employment is terminated by us without Cause within 90 days prior to a Change in Control (and such termination is in connection with, or in anticipation of, such Change in Control) or if we provide notice of non-renewal of the Gromek Agreement and terminate Mr. Gromek’s employment at the end of the term in circumstances that would constitute a termination without Cause and the term expires within the one year period following a Change in Control, Mr. Gromek will be entitled to (i) three times the sum of base salary plus target bonus, payable within

60 days of the termination date, (ii) a pro-rata bonus for the year of termination based on our performance for such year, (iii) an amount equal to 90% of the total cash compensation used to determine the value of the Gromek Supplemental Award granted immediately prior to the date of termination, payable within 60 days of the termination date, (iv) immediate vesting of all outstanding equity awards (other than Career Units) and any previously granted Gromek Supplemental Award, with vested stock options remaining exercisable for the remainder of their original terms and (v) continued participation in welfare benefit plans until the earlier of 36 months from the date of his termination and the date he obtains equivalent coverage from subsequent employment.

If Mr. Gromek’s employment terminates upon Retirement (as defined in the Gromek Agreement), Mr. Gromek will be entitled to (i) continued vesting of any stock options granted on or after December 19, 2007 as if he had remained an employee, with any such stock options which are exercisable as of his retirement date remaining exercisable until the first anniversary of such date (or the expiration of the option’s term, if shorter) and any such stock options vesting after his retirement date remaining exercisable until the first anniversary of such vesting date (or the expiration of the option’s term, if shorter) and (ii) if on his retirement less than a majority of the members of the Board of Directors are members who were members on December 19, 2007, the balance in the Notional Account shall immediately vest upon the retirement date and be paid out in January of the following year (in accordance with Section 409A of the Code) and any restricted stock or any Supplemental Award in the form of restricted stock units granted to Mr. Gromek after December 19, 2007 will immediately vest as of the retirement date, provided that Mr. Gromek will be restricted from selling such shares (other than to pay taxes associated therewith) until the date the stock or units would have normally vested.

If Mr. Gromek’s employment is terminated by us for Cause or if he voluntarily resigns (other than upon Retirement or for Good Reason), he will be entitled to any vested Gromek Supplemental Award, payable as described above, and Mr. Gromek will forfeit any unvested restricted stock, stock options, restricted stock units and other equity awards as well as any account balance in the Notional Account that remains unvested.

Under the Gromek Agreement, Mr. Gromek is bound by a perpetual confidentiality covenant and is prohibited from competing with us both during employment and for 12 months following termination of employment (24 months in the case of Retirement). Additionally, for 18 months following termination of employment (24 months in the case of Retirement) he is prohibited from soliciting or hiring employees of Warnaco and our affiliates and from soliciting our customers.

If any payments, benefits or entitlements provided to Mr. Gromek under the Gromek Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Gromek would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Lawrence R. Rutkowski.    Mr. Rutkowski is party to an employment agreement with Warnaco dated September 11, 2003, which was amended effective August 11, 2005 (as amended, the ‘‘Rutkowski Agreement’’). The Rutkowski Agreement has an initial two-year term commencing September 15, 2003, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under the Rutkowski Agreement, Mr. Rutkowski receives a base salary of $550,000 (which may be reviewed annually for increase by the Compensation Committee in consultation with Mr. Gromek) and employee benefits and perquisites consistent with those provided to our other senior executives. In addition, the Rutkowski Agreement provides for a target bonus opportunity equal to 70% of Mr. Rutkowski’s base salary (pro-rated for fiscal 2003). The Rutkowski Agreement also provided for a grant of 50,000 shares of restricted stock (the ‘‘Initial Rutkowski RS Grant’’) and an option to purchase 200,000 shares of our Common Stock (the ‘‘Initial Rutkowski Option’’), each of which was made under the 2003 Stock Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these equity awards is fully vested as of the date of this Proxy Statement. Beginning with fiscal 2005, Mr. Rutkowski receives an annual supplemental award equal to a percentage of his prior year’s total cash compensation (base salary and earned annual bonus) (‘‘Rutkowski Supplemental Award’’) based on his age, ranging from 6% at under age 40 to 13% at age 60 or older. The Rutkowski Supplemental Award is granted 50% in restricted stock

(‘‘Career Shares’’) and 50% in the form of a credit to Mr. Rutkowski’s Notional Account. Amounts credited to the Notional Account will be credited (or debited) with the deemed positive (or negative) return based on the investment alternatives approved by us for this purpose under our 401(k) plan and selected in advance by Mr. Rutkowski to apply to such account. The Career Shares vest 50% on the earlier of Mr. Rutkowski’s 62nd birthday or upon 15 years of vesting service and 100% on the earliest of Mr. Rutkowski’s 65th birthday, 20 years of vesting service or the 10th anniversary of the grant date. Mr. Rutkowski’s Notional Account vests 50% on the earlier of Mr. Rutkowski’s 62nd birthday or five years of vesting service and 100% on the earlier of Mr. Rutkowski’s 65th birthday or 10 years of vesting service. ‘‘Vesting service’’ is any service as an executive officer of Warnaco on or following February 4, 2003.

If Mr. Rutkowski’s employment is terminated because of his death or disability, Mr. Rutkowski (or his estate or legal representative) is entitled to (i) a pro-rata target bonus for the fiscal year during which his employment terminates based on our performance for such year, (ii) immediate vesting of 50% of any unvested Rutkowski Supplemental Award and (iii) the Initial Rutkowski Option (all of which is vested as of the date of this Proxy Statement) will remain exercisable for 12 months following the date of termination. If Mr. Rutkowski’s employment is terminated by us without Cause or by Mr. Rutkowski for Good Reason (each term as defined in the Rutkowski Agreement), Mr. Rutkowski is entitled to (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months) and (ii) a pro-rata bonus for the fiscal year during which he is terminated based on our performance for such year. In addition, the Initial Rutkowski Option will remain exercisable for two years following the date of his termination, and any unvested portion of a Rutkowski Supplemental Award will be forfeited. If Mr. Rutkowski is terminated because we choose not to renew the Rutkowski Agreement’s term, Mr. Rutkowski is entitled to salary continuation and participation in medical and dental plans for six months, the Initial Rutkowski Option will remain exercisable for nine months following the date of termination and any unvested portion of a Rutkowski Supplemental Award will be forfeited.

If Mr. Rutkowski’s employment is terminated by us without Cause or for Good Reason upon or within one year following a Change in Control (as defined in the Rutkowski Agreement), Mr. Rutkowski will be entitled to: (i) payment in a lump sum of an amount equal to two times base salary plus target bonus, (ii) a pro-rata target bonus for the year of termination, (iii) immediate vesting of all outstanding equity awards and any previously granted Rutkowski Supplemental Award, with the Initial Rutkowski Option remaining exercisable for six months following termination and any stock options granted on or following August 11, 2005 remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in medical and dental plans until the earlier of 24 months from the date of termination and the date Mr. Rutkowski obtains equivalent coverage from subsequent employment.

If Mr. Rutkowski’s employment is terminated by us for Cause or if he voluntarily resigns, he will forfeit any unvested portion of the Rutkowski Supplemental Award.

In order to receive severance benefits, Mr. Rutkowski will be required to execute a release of claims against us and our affiliates. Under the terms of the Rutkowski Agreement, Mr. Rutkowski is bound by a perpetual confidentiality covenant, a 12-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant (with respect to both our customers and our employees).

If any payments, benefits or entitlements provided to Mr. Rutkowski under the Rutkowski Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Rutkowski would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Helen McCluskey.    Ms. McCluskey is party to an employment agreement with Warnaco dated June 15, 2004, which was amended effective August 11, 2005 (as amended, the ‘‘McCluskey Agreement’’). The McCluskey Agreement has an initial three-year term effective from July 15, 2004, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under the McCluskey Agreement, Ms. McCluskey is entitled to a base salary of $650,000 (which may be reviewed annually for increase by the Compensation Committee in consultation with Mr. Gromek) and employee benefits and perquisites consistent with those provided to our other senior executives. The McCluskey Agreement provides for a target bonus opportunity equal to 70% of her base salary, which for fiscal year 2004 and fiscal 2005 was in no event to be less than $250,000. The McCluskey Agreement also provided for a grant of 35,000 shares of restricted stock (the ‘‘Initial McCluskey RS Grant’’) and an option to purchase 210,000 shares of our Common Stock (the ‘‘Initial McCluskey Option’’), each of which was made under the 2003 Stock Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these equity awards is fully vested as of the date of this Proxy Statement. Beginning with fiscal 2005, Ms. McCluskey receives an annual supplemental award (the terms of which are substantially similar to the Supplemental Award granted to Mr. Rutkowski) (the ‘‘McCluskey Supplemental Award’’). The McCluskey Supplemental Award is granted 50% in Career Shares and 50% in a Notional Account (on terms and conditions substantially similar to those described for Mr. Rutkowski).

If Ms. McCluskey’s employment is terminated because of her death or disability, Ms. McCluskey (or her estate or legal representative) is entitled to (i) a pro-rata target bonus for the fiscal year during which her employment terminates based on our performance for such year, (ii) immediate vesting of 50% of any unvested McCluskey Supplemental Award and (iii) the Initial McCluskey Option (all of which is vested as of the date of this Proxy Statement) will remain exercisable for 12 months following the date of termination. If Ms. McCluskey’s employment is terminated by us without Cause or by Ms. McCluskey for Good Reason (as defined in the McCluskey Agreement), Ms. McCluskey is entitled to (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months) and (ii) a pro-rata bonus for the fiscal year during which she is terminated based on our performance for such year. In addition, the Initial McCluskey Option will remain exercisable for two years following the date of her termination, and any unvested portion of a McCluskey Supplemental Award will be forfeited. If Ms. McCluskey is terminated because we choose not to renew the McCluskey Agreement’s term, Ms. McCluskey is entitled to salary continuation and participation in medical and dental plans for 12 months, the Initial McCluskey Option will remain exercisable for nine months following the date of termination and any unvested portion of a McCluskey Supplemental Award will be forfeited.

If Ms. McCluskey’s employment is terminated without Cause or for Good Reason upon or within one year following a Change in Control, Ms. McCluskey is entitled to: (i) payment in a lump sum of an amount equal to two times base salary plus target bonus, (ii) a pro-rata target bonus for the year of termination, (iii) immediate vesting of all outstanding equity awards and any previously granted McCluskey Supplemental Award, with the Initial McCluskey Option remaining exercisable for six months following the date of termination and any stock options granted on or following August 11, 2005 remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in medical and dental plans until the earlier of 24 months from the date of termination and the date Ms. McCluskey obtains equivalent coverage from subsequent employment.

If Ms. McCluskey’s employment is terminated by us for Cause or if she voluntarily resigns, she will forfeit any unvested portion of a McCluskey Supplemental Award.

In order to receive severance benefits, Ms. McCluskey will be required to execute a release of claims against us and our affiliates. Under the terms of the McCluskey Agreement, Ms. McCluskey is bound by a perpetual confidentiality covenant, a 12-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant (with respect to both our customers and our employees).

If any payments, benefits or entitlements provided to Ms. McCluskey under the McCluskey Agreement or otherwise are subject to federal excise tax as excess parachute payments and Ms. McCluskey would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Frank Tworecke.    Mr. Tworecke is party to an employment agreement with Warnaco dated April 21, 2004, which was amended effective August 11, 2005 (as amended, the ‘‘Tworecke Agreement’’). The Tworecke Agreement has an initial three-year term effective from May 7, 2004, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under the Tworecke Agreement, Mr. Tworecke is entitled to a base salary of $700,000 (which may be reviewed annually for increase by the Compensation Committee in consultation with Mr. Gromek), employee benefits and perquisites consistent with those provided to our other senior executives, a Warnaco-provided apartment in New York and reimbursement for weekly travel between New York and Baltimore. The Tworecke Agreement provides for a target bonus opportunity equal to 70% of his base salary, which for fiscal year 2004 was in no event to be less than $250,000. The Tworecke Agreement also provided for a grant of 35,000 shares of restricted stock (the ‘‘Initial Tworecke RS Grant’’) and an option to purchase 210,000 shares of our Common Stock (the ‘‘Initial Tworecke Option’’), each of which was made under the 2003 Stock Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these equity awards is fully vested as of the date of this Proxy Statement. In April 2004, we also entered into a letter agreement with Mr. Tworecke, which was subsequently incorporated into the 2005 amendment to his employment agreement, which provides that if Mr. Tworecke remains employed by us until May 7, 2009, we will provide him with a non-qualified pension benefit of $75,000 per year, payable following the termination of his employment with us for any reason other than for Cause (as defined in the Tworecke Agreement) for 15 years or, if earlier, until Mr. Tworecke’s death, provided that if we establish a non-qualified pension plan for our senior executives generally, Mr. Tworecke will be entitled to the greater of the benefit provided for under the letter agreement or under our plan, and provided, further, that the payments due to Mr. Tworecke will be reduced by the value of any Tworecke Supplemental Awards (as defined below) that have vested as of the date of his termination. Beginning with fiscal 2005, Mr. Tworecke receives an annual supplemental award (the terms of which are substantially similar to the Supplemental Award granted to Mr. Rutkowski) (the ‘‘Tworecke Supplemental Award’’). The Tworecke Supplemental Award is granted 50% in Career Shares and 50% in a Notional Account (on terms and conditions substantially similar to those described for Mr. Rutkowski).

If Mr. Tworecke’s employment is terminated because of his death or disability, Mr. Tworecke (or his estate or legal representative) is entitled to (i) a pro-rata target bonus for the fiscal year during which his employment terminates, (ii) immediate vesting of 50% of any unvested Tworecke Supplemental Award and (iii) the Initial Tworecke Option (all of which is vested as of the date of this Proxy Statement) will remain exercisable for 12 months following the date of termination. If Mr. Tworecke’s employment is terminated by us without Cause or by Mr. Tworecke for Good Reason (as defined in the Tworecke Agreement), Mr. Tworecke is entitled to (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months) and (ii) a pro-rata bonus for the fiscal year during which he is terminated based on our performance for such year. In addition, the Initial Tworecke Option will remain exercisable for two years following the date of his termination and any unvested portion of a Tworecke Supplemental Award will be forfeited. If Mr. Tworecke is terminated because we choose not to renew the Tworecke Agreement’s term, Mr. Tworecke is entitled to salary continuation and participation in medical and dental plans for 12 months, the Initial Tworecke Option will remain exercisable for nine months following the date of termination and any unvested portion of a Tworecke Supplemental Award will be forfeited.

If Mr. Tworecke’s employment is terminated without Cause or for Good Reason upon or within one year following a Change in Control (each term as defined in the Tworecke Agreement), Mr. Tworecke is entitled to: (i) payment in a lump sum of an amount equal to two times base salary plus target bonus, (ii) a pro-rata target bonus for the year of termination, (iii) immediate vesting of any previously granted Tworecke Supplemental Award, with the Initial Tworecke Option remaining exercisable for six months following the date of termination and any stock options granted on or following August 11, 2005 remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in medical and dental plans until the earlier of 24 months from the date of termination and the date Mr. Tworecke obtains equivalent coverage from subsequent employment.

If Mr. Tworecke’s employment is terminated by us for Cause or if he voluntarily resigns, he will forfeit any unvested portion of a Tworecke Supplemental Award.

In order to receive severance benefits, Mr. Tworecke will be required to execute a release of claims against us and our affiliates. Under the terms of the Tworecke Agreement, Mr. Tworecke is bound by a perpetual confidentiality covenant, a 12-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant (with respect to both our customers and our employees).

If any payments, benefits or entitlements provided to Mr. Tworecke under the Tworecke Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Tworecke would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Dwight Meyer.    Mr. Meyer is party to an employment agreement with Warnaco dated April 6, 2005, which was amended effective August 11, 2005 (as amended, the ‘‘Meyer Agreement’’). The Meyer Agreement has an initial three-year term effective from April 20, 2005, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under the Meyer Agreement, Mr. Meyer is entitled to a base salary of $600,000 (which may be reviewed annually for increase by the Compensation Committee in consultation with Mr. Gromek) and employee benefits and perquisites consistent with those provided to our other senior executives. The Meyer Agreement provides for a target bonus opportunity equal to 70% of his base salary, which for fiscal year 2005 was in no event to be less than $250,000. The Meyer Agreement also provided for a grant of 25,000 shares of restricted stock (the ‘‘Initial Meyer RS Grant’’) and an option to purchase 75,000 shares of our Common Stock (the ‘‘Initial Meyer Option’’), each of which was made under the 2005 Stock Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these initial equity awards vested with respect to one-third of the shares covered thereby on April 6, 2006 and April 6, 2007 and an additional one-third will vest on April 6, 2008, provided that Mr. Meyer is employed by us on such date. Beginning with fiscal 2005, Mr. Meyer receives an annual supplemental award (the terms of which are substantially similar to the Supplemental Award granted to Mr. Rutkowski) (the ‘‘Meyer Supplemental Award’’). The Meyer Supplemental Award is granted 50% in Career Shares and 50% in a Notional Account (on terms and conditions substantially similar to those described for Mr. Rutkowski).

If Mr. Meyer’s employment is terminated because of his death or disability, Mr. Meyer (or his estate or legal representative) is entitled to (i) a pro-rata target bonus for the fiscal year during which his employment terminates based on our performance for such year, (ii) immediate vesting of 50% of the remaining shares subject to the Initial Meyer RS Grant, (iii) immediate vesting of 50% of any unvested Meyer Supplemental Award and (iv) full vesting of the Initial Meyer Option, which will remain exercisable for 12 months following the date of termination. If Mr. Meyer’s employment is terminated by us without Cause or by Mr. Meyer for Good Reason (as defined in the Meyer Agreement), Mr. Meyer is entitled to (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months), (ii) a pro-rata bonus for the fiscal year during which he is terminated based on our performance for such year and (iii) immediate vesting of that portion of the Initial Meyer RS Grant that would have vested if he had remained employed on the vesting date immediately following the date of his termination. In addition, that portion of the Initial Meyer Option that is vested on the date of his termination will remain exercisable for two years following the date of his termination and any unvested portion of a Meyer Supplemental Award will be forfeited. If Mr. Meyer is terminated because we choose not to renew the Meyer Agreement’s term, Mr. Meyer is entitled to salary continuation and participation in medical and dental plans for 12 months, the vested portion of the Initial Meyer Option will remain exercisable for nine months following the date of termination and any unvested portion of a Meyer Supplemental Award will be forfeited.

If Mr. Meyer’s employment is terminated without Cause or for Good Reason upon or within one year following a Change in Control (each term as defined in the Meyer Agreement), Mr. Meyer is entitled to: (i) payment in a lump sum of an amount equal to two times base salary plus target bonus, (ii) a pro-rata target bonus for the year of termination, (iii) immediate vesting of the Initial Meyer RS Grant, the Initial Meyer Option (with the option remaining exercisable for six months following termination), all other outstanding equity awards and any previously granted Meyer Supplemental Award, with any stock options granted on or following August 11, 2005 remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in medical and dental plans until the earlier of 24 months from the date of termination and the date Mr. Meyer obtains equivalent coverage from subsequent employment.

If Mr. Meyer’s employment is terminated by us for Cause or if he voluntarily resigns, he will forfeit any remaining shares subject to the Initial Meyer RS Grant, the unvested portion of the Initial Meyer Option and any unvested portion of a Meyer Supplemental Award.

In order to receive severance benefits, Mr. Meyer will be required to execute a release of claims against us and our affiliates. Under the terms of the Meyer Agreement, Mr. Meyer is bound by a perpetual confidentiality covenant, a 12-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant (with respect to both our customers and our employees).

If any payments, benefits or entitlements provided to Mr. Meyer under the Meyer Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Meyer would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We provide for certain payments upon termination (which are enhanced if such termination is in connection with a change in control) for our Named Executive Officers as described in detail in the summary of employment agreements above under ‘‘Employment Agreements’’. These termination payments are designed to be competitive and to retain executives and provide business continuity in the event of a threatened or actual change in control. Except for the vesting of Mr. Gromek’s Supplemental Awards upon certain events which constitute a Change in Control under the Gromek Agreement, the Named Executive Officers are not entitled to any payments under the terms of their employment agreements solely as a result of a change in control. Other than the potential termination payments (which include enhanced severance if terminated following a change in control) and certain change in control payments relating to Mr. Gromek’s Supplemental Awards, we do not have any additional provisions for potential payments to Named Executive Officers under any other contract, agreement, plan or arrangement whether written or unwritten and without regard to any monetary threshold, in connection with a termination, change in control or change in responsibilities of the Named Executive Officer.

Potential Payments Upon Termination or Change in Control Tables

The table below illustrates potential termination and change in control payments to each of our Named Executive Officers under the terms of their respective employment agreements as described above, assuming a December 29, 2007 termination date and, where applicable, using the December 28, 2007 closing price of our Common Stock of $34.50. We note that (i) amounts realized upon exercise of options vested prior to termination or change in control are not included in amounts listed under ‘‘Accelerated Vesting of Equity’’ and (ii) Named Executive Officers participate in our qualified defined contribution plan and receive certain pension benefits as described above in the Pension Benefit Table, but do not receive additional retirement benefits upon termination or change in control as noted under ‘‘Retirement Benefits’’.

Named Executive Officer Benefits and Payments Upon Termination	Death & Disability	Without Cause or for Good Reason	Non-Renewal Without Cause	Termination without Cause or For Good Reason in connection with Change in Control	Change in Control
Joseph R. Gromek
Cash Severance	$2,000,000	$5,375,000	$5,375,000	$8,750,000	$0
Accelerated Vesting of Equity	$7,436,434	$2,359,757	$2,359,757	$7,436,434	$0
Retirement Benefits	$0	$0	$0	$0	$0
Unvested Deferred Compensation	$1,418,405	$208,646	$208,646	$2,586,045	$834,585
Other Benefits	$0	$13,905	$13,905	$27,810	$0
Total	$10,854,839	$7,957,308	$7,957,308	$18,800,289	$834,585

Named Executive Officer Benefits and Payments Upon Termination	Death & Disability	Without Cause or for Good Reason	Non-Renewal Without Cause	Termination without Cause or for Good Reason after Change in Control
Lawrence R. Rutkowski
Cash Severance	$838,800	$1,418,800	$290,000	$2,639,000
Accelerated Vesting of Equity	$572,390	$0	$0	$1,712,191
Retirement Benefits	$0	$0	$0	$0
Unvested Deferred Compensation	$56,663	$0	$0	$113,326
Other Benefits	$0	$36,510	$4,505	$18,020
Total	$1,467,853	$1,455,310	$294,505	$4,482,537

Named Executive Officer Benefits and Payments Upon Termination	Death & Disability	Without Cause or for Good Reason	Non-Renewal Without Cause	Termination without Cause or for Good Reason after Change in Control
Helen McCluskey
Cash Severance	$1,100,000	$1,825,000	$725,000	$3,298,750
Accelerated Vesting of Equity	$723,448	$0	$0	$1,975,688
Retirement Benefits	$0	$0	$0	$0
Unvested Deferred Compensation	$72,837	$0	$0	$145,673
Other Benefits	$0	$6,236	$6,236	$12,472
Total	$1,896,285	$1,831,236	$731,236	$5,432,583

Named Executive Officer Benefits and Payments Upon Termination	Death & Disability	Without Cause or for Good Reason	Non-Renewal Without Cause	Termination without Cause or for Good Reason after Change in Control
Frank Tworecke
Cash Severance	$1,076,228	$1,826,228	$750,000	$3,412,500
Accelerated Vesting of Equity	$663,625	$0	$0	$1,837,844
Retirement Benefits	$0	$0	$0	$0
Unvested Deferred Compensation	$113,744	$0	$0	$227,488
Other Benefits	$0	$13,905	$13,905	$18,540
Total	$1,853,597	$1,840,133	$763,905	$5,496,372

Named Executive Officer Benefits and Payments Upon Termination	Death & Disability	Without Cause or for Good Reason	Non-Renewal Without Cause	Termination without Cause or for Good Reason after Change in Control
Dwight Meyer
Cash Severance	$884,000	$1,717,430	$650,000	$2,957,500
Accelerated Vesting of Equity	$832,663	$287,489	$0	$1,482,316
Retirement Benefits	$0	$0	$0	$0
Unvested Deferred Compensation	$47,612	$0	$0	$95,224
Other Benefits	$0	$11,886	$4,635	$18,540
Total	$1,764,275	$2,016,800	$654,635	$4,553,580

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Equity Compensation Plan Information

The following table provides information as of December 29, 2007 with respect to the Common Stock issuable under the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan, both of which have been approved by our stockholders. We currently have no other equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	(A)	(B)	(C)
Equity compensation plans approved by stockholders	3,482,963 (a)	$18.76 (b)	504,300 (c)
Equity compensation plans not approved by stockholders	n/a	n/a	n/a

(a)	In addition to outstanding stock options, this number reflects 113,615 outstanding restricted stock units which may be settled in Common Stock.
(b)	In calculating the weighted average exercise price in this column, the 113,615 restricted stock units referred to in note (a) have been excluded because they have no exercise price.
(c)	A portion of the securities remaining available for issuance under our equity compensation plans may also be issued in the form of grants of restricted stock and/or restricted stock units.

Beneficial Ownership of Warnaco Common Stock

The following table sets forth certain information with respect to beneficial ownership of Common Stock as of March 20, 2008 (except as described below) by (1) each of our Directors, (2) each of the Named Executive Officers listed on the Summary Compensation Table above, (3) all of our Directors and Executive Officers as a group and (4) each person or entity known by us to beneficially own five percent or more of any class of our voting securities. The number of shares shown are those beneficially owned, as determined under the applicable rules of the SEC for the purposes of this Proxy Statement, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

	Shares Beneficially Owned
Name	Number of Shares	Percent of Shares
David A. Bell (a)	15,481	*
Robert A. Bowman (a)	10,272	*
Richard Karl Goeltz (a)(b)	14,781	*
Joseph R. Gromek (a) (c)	1,132,729	2.5%
Sheila A. Hopkins (a) (d)	11,338	*
Charles R. Perrin (a) (e)	53,327	*
Nancy A. Reardon (a) (f)	5,086	*
Donald L. Seeley (a)	7,785	*
Cheryl Nido Turpin (a) (g)	14,379	*
Lawrence R. Rutkowski (a) (h)	238,548	*
Helen McCluskey (a) (i)	213,549	*
Frank Tworecke (a) (j)	328,362	*
Dwight Meyer (a) (k)	60,923	*
All Directors and Executive Officers as a group (15 persons) (l)	2,450,892	5.2%
5% Stockholders
Dimensional Fund Advisors LP (m)	2,612,324	5.8%

*	Less than 1%
(a)	The business address of each of the Directors and Executive Officers is c/o The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018.
(b)	The number of shares beneficially owned includes 2,400 vested restricted stock units representing compensation that Mr. Goeltz has elected to defer under the terms of the Directors Deferred Compensation Plan.

(c)	The number of shares beneficially owned includes 844,734 vested but unexercised options and 22,823 restricted stock units that vest within 60 days after March 20, 2008. The number of shares beneficially owned also includes 64,383 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.
(d)	The number of shares beneficially owned includes 2,400 vested restricted stock units representing compensation that Ms. Hopkins has elected to defer under the terms of the Directors Deferred Compensation Plan.
(e)	The number of shares beneficially owned includes 4,000 vested restricted stock units representing compensation that Mr. Perrin has elected to defer under the terms of the Directors Deferred Compensation Plan.
(f)	The number of shares beneficially owned includes 2,400 vested restricted stock units representing compensation that Ms. Reardon has elected to defer under the terms of the Directors Deferred Compensation Plan.
(g)	The number of shares beneficially owned includes 2,400 vested restricted stock units representing compensation that Ms. Turpin has elected to defer under the terms of the Directors Deferred Compensation Plan.
(h)	The number of shares beneficially owned includes 200,567 vested but unexercised options. The number of shares beneficially owned also includes 21,112 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.
(i)	The number of shares beneficially owned includes 148,134 vested but unexercised options. The number of shares beneficially owned also includes 30,572 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.
(j)	The number of shares beneficially owned includes 248,600 vested but unexercised options. The number of shares beneficially owned also includes 29,546 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan, 3,000 shares of common stock owned indirectly by Mr. Tworecke on behalf of his children and 4,643 shares of common stock owned indirectly by Mr. Tworecke through his Warnaco 401(k) Plan.
(k)	The number of shares beneficially owned includes 6,000 vested but unexercised options and 25,000 options that vest within 60 days after March 20, 2008. The number of shares beneficially owned also includes 25,951 shares of restricted stock issues pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.
(l)	The number of shares beneficially owned includes an aggregate of 1,749,635 vested but unexercised options, 25,000 options that vest within 60 days after March 20, 2008, 22,823 restricted stock units that vest within 60 days after March 20, 2008, 13,600 vested restricted stock units and an aggregate of 205,793 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.
(m)	Information based solely on a Schedule 13G/A, filed with the SEC on February 6, 2008 by Dimensional Fund Advisors LP (‘‘Dimensional Fund Advisors’’), 1299 Ocean Avenue, Santa Monica, California 90401, reporting the beneficial ownership of the shares of Common Stock set forth in the table. According to the Schedule 13G/A, Dimensional Fund Advisors has sole voting power and sole dispositive power with respect to all such shares. The Schedule 13G/A provides that Dimensional Fund Advisors, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the ‘‘Funds.’’ According to the Schedule 13G/A, in its role as investment advisor or manager, Dimensional Fund Advisors possesses investment and/or voting power over the shares of Common Stock owned by the Funds, and may be deemed to be the beneficial owner of those shares under applicable SEC rules; however, all of these shares are owned by the Funds, and Dimensional Fund Advisors disclaims beneficial ownership of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our Executive Officers and Directors and stockholders who own more than ten percent of our Common Stock file reports of ownership and changes in ownership with the SEC and NASDAQ. Our Executive Officers and Directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all such Section 16(a) forms that they file.

Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that, except as set forth in the following sentence, during Fiscal 2007, all Section 16(a) filing requirements applicable to our Executive Officers and Directors and greater than ten percent stockholders were complied with. Mr. Tworecke filed a late Statement of Changes in Beneficial Ownership of Securities on Form 4 on March 7, 2008 reporting the purchase of shares of Common Stock in Mr. Tworecke’s 401(k) Plan account pursuant to a discretionary intra-fund transfer.

PROPOSAL NO. 2 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE WARNACO GROUP, INC. 2005 STOCK INCENTIVE PLAN

The Company originally adopted the Warnaco Group, Inc. 2005 Stock Incentive Plan (the ‘‘Stock Incentive Plan’’) on May 23, 2005. Currently, the number of shares of Common Stock authorized for issuance under the plan is 3,000,000 shares. As of March 20, 2008, only 450,508 shares remain available for issuance under the Stock Incentive Plan (subject to increases resulting from the forfeiture and termination of previously issued awards as discussed below) of which 103,881 may be granted as restricted stock awards, restricted stock units, stock bonuses and other stock-based awards.

On March 5, 2008, the Board of Directors unanimously adopted, subject to stockholder approval at the Annual Meeting, an amendment and restatement of The Warnaco Group, Inc. 2005 Stock Incentive Plan (as amended and restated, the ‘‘Amended and Restated Plan’’) that increases the number of shares available for grants by an additional 750,000 shares to an aggregate of 3,750,000 shares of Common Stock. In addition, upon the recommendation of the Compensation Committee, the Board of Directors adopted and approved grants of awards under the Amended and Restated Plan, subject to stockholder approval at the Annual Meeting. The Board of Directors believes it is advisable to have an additional 750,000 shares available for issuance in order to provide awards that are designed to attract and retain qualified directors, executive personnel and other key employees and consultants and to provide long-term incentive rewards to those selected individuals intended to align the interests of such individuals with those of our stockholders. Of the additional 750,000 shares, up to 275,000 shares may be granted as restricted stock awards, restricted stock units, stock bonuses and other stock-based awards, which shares shall be in addition to the 103,881 shares currently available for these types of awards under the Stock Incentive Plan.

This Proposal is being submitted to stockholders in order to ensure the Amended and Restated Plan’s compliance with the Nasdaq Stock Market rules relating to stockholder approval of equity compensation plans, as well as to ensure the Amended and Restated Plan’s compliance with Section 162(m) of the Code with respect to any performance-vested awards that may be granted under the plan.

The recommended amendments would (i) increase the aggregate number of shares of Common Stock available for grants under the Amended and Restated Plan from 3,000,000 to 3,750,000, (ii) broaden the categories of awards available to be granted under the Amended and Restated Plan to expressly include awards of stock appreciation rights and restricted stock units, (iii) increase the aggregate number of shares of Common Stock that may be made subject to restricted stock awards, restricted stock units, stock bonuses and other stock-based awards from 750,000 to 1,025,000 and (iv) make other clarifications and technical revisions designed primarily to improve administration and ensure compliance with recent changes in law. Other than the amendments noted above, the Amended and Restated Plan generally contains the same features, terms and conditions as the current version of the Stock Incentive Plan. If our stockholders do not approve the Amended and Restated Plan, the Stock Incentive Plan will remain in effect and any awards granted under the Amended and Restated Plan will be rescinded.

The Board of Directors plans to administer the grant of awards under the Amended and Restated Plan such that the average annual burn rate for grants of options, restricted stock or restricted stock units to employees or non-employee directors for fiscal years 2008, 2009 and 2010 will not exceed 3.33% of the number of shares of common stock that we anticipate will be outstanding over such three-year period. The annual burn rate will be calculated by dividing (i) the number of shares granted to employees and non-employee directors in each fiscal year by (ii) the fiscal year-end weighted average of common shares outstanding. For purposes of calculating the number of shares granted in a year, restricted stock and restricted stock units will count as 2 shares for every one share actually issued in connection with such award.

The following is a summary of the material terms and provisions of the Amended and Restated Plan and is qualified in its entirety by the full text of the Amended and Restated Plan, which is attached as Appendix A hereto.

Purpose

The purpose of the Amended and Restated Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining qualified directors, executive personnel, other key employees and consultants of the Company and its affiliates; (ii) motivating such persons by means of performance-related incentives to achieve long-term performance goals; and (iii) enabling such persons to participate in the long-term growth and financial success of the Company.

Administration of the Amended and Restated Plan

The Amended and Restated Plan will be administered by the Compensation Committee; provided, however, that with respect to ‘‘non-employee directors’’ (within the meaning of Rule 16b-3 under the Exchange Act) of the Company who may become participants in the Amended and Restated Plan, the duties set forth below shall be delegated to the Nominating and Corporate Governance Committee. Subject to the terms of the Amended and Restated Plan and applicable law, and in addition to other express powers and authorizations conferred on the Compensation Committee by the Amended and Restated Plan, the Compensation Committee will have the full power and authority to:

(i)	designate participants;

(ii)	determine the type or types of awards to be granted to a participant and all of the terms and conditions of any award, including but not limited to the number of shares to be covered, whether the vesting or payment of all or any portion of any award may be made subject to one or more performance goals and whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares of Common Stock, other securities, other awards or other property, or cancelled, forfeited or suspended;

(iii)	determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other awards, other property and other amounts payable with respect to an award may be deferred either automatically or at the election of the holder thereof or of the Compensation Committee;

(iv)	interpret and administer the Amended and Restated Plan and any instrument or agreement relating to, or award made under, the Amended and Restated Plan;

(v)	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Amended and Restated Plan; and

(vi)	make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Amended and Restated Plan.

The Compensation Committee may delegate to one or more officers or managers of the Company or any affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Compensation Committee shall determine, to grants awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate awards held by, participants who are not executive officers or directors of the Company. Unless otherwise expressly provided in the Amended and Restated Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Amended and Restated Plan or any award shall be within the sole discretion of the Compensation Committee and will be final, conclusive and binding upon all persons. Except in connection with a corporate transaction involving the Company or except with respect to changes that may be required to comply with Section 409A of the Code, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Shares Reserved for Issuance

Subject to adjustment as provided below, (i) the aggregate number of shares of Common Stock with respect to which awards may be granted under the Amended and Restated Plan is 3,750,000, (ii) the aggregate number of shares of Common Stock that may be made subject to options and stock appreciation rights is 3,750,000, (iii) the aggregate number of shares of Common Stock that may be made subject to incentive stock options is 3,750,000 and (iv) the aggregate number of shares of Common Stock that may be made subject to restricted stock awards, restricted stock units, stock bonuses and other stock-based awards is 1,025,000. Notwithstanding the foregoing and subject to adjustment as provided below, no executive officer of the Company may receive awards under the Amended and Restated Plan in any fiscal year of the Company that relate to more than 1,500,000 shares of Common Stock. The maximum dollar value payable with respect to any Other-Stock Based Awards that are subject to the Performance Goals, denominated based on a participant’s base salary and/or bonus and granted to a ‘‘covered employee’’ within the meaning of Section 162(m) of the Code in any calendar year shall not exceed $15 million. In the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated Plan, the Compensation Committee will, in such manner as it may deem equitable, adjust any or all of: (i) the number of shares or other securities of the Company (or other securities or property) with respect to which awards may be granted, (ii) the number of shares or other securities of the Company (or other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, provide for a cash payment to the holder of an outstanding award. Common Stock delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares or of treasury shares. If, after the effective date of the Amended and Restated Plan, any award is forfeited or otherwise terminates or is cancelled without the delivery of shares of Common Stock, then the shares covered by such award, or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares with respect to which awards may be granted, to the extent of any such forfeiture, termination or cancellation, will again be, or will become, shares of Common Stock with respect to which awards may be granted.

Eligibility

Any employee, including any officer or employee-director, any director of the Company or any affiliate and any consultant to the Company or any affiliate who is an individual person will be eligible to be designated a participant in the Amended and Restated Plan, except that only employees of the Company or an affiliate that qualifies as a ‘‘parent corporation’’ of the Company or ‘‘subsidiary corporation’’ of the Company (within the meaning of Section 424 of the Code) shall be eligible for the grant of incentive stock options. Currently, there are approximately 161 individuals who have been selected to participate in the Amended and Restated Plan.

Types of Awards

The Amended and Restated Plan provides for the grant of stock options, stock appreciation rights, restricted shares of Common Stock, restricted stock units, stock awards and other stock-based awards.

Options.    The Compensation Committee will have sole and complete authority to determine the participants to whom options will be granted under the Amended and Restated Plan, the number of shares to be covered by each option, the exercise price thereof and the conditions and limitations applicable to the exercise of the option. The Compensation Committee will have the authority to grant incentive stock options, or to grant non-qualified stock options, or to grant both types of options. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Internal Revenue Code, as from time to time amended, and any regulations implementing such statute.

The Compensation Committee will establish the term of each option, which shall be no greater than 10 years. The Compensation Committee will establish the exercise price at the time each option is granted, which price will not be less than 100% of the per share fair market value of the Common Stock on the date of grant. Each option will be exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the applicable award agreement or thereafter.

No shares of Common Stock will be delivered pursuant to any exercise of an option until payment in full of the exercise price therefor is received by the Company. Such payment may be made as follows: (i) in cash or its equivalent; (ii) if and to the extent permitted by the Compensation Committee, by tendering to the Company unrestricted shares owned by the participant which, in the case of shares that were purchased pursuant to the exercise of an option, have been held by such participant for no less than six months following the date of such purchase; (iii) to the extent permitted under applicable law, pursuant to a broker’s cashless exercise procedure approved by the Compensation Committee; or (iv) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares tendered to the Company as of the date of such tender is at least equal to such exercise price.

Stock Appreciation Rights.    Stock appreciation rights (‘‘SARs’’) represent the right to receive, upon the exercise thereof, the excess of the Fair Market Value of a share of Common Stock over the exercise price of the SAR on the date of exercise. A SAR may be granted in tandem with an option or as a stand-alone award. The Compensation Committee will have sole and complete authority to determine the participants to whom SARs will be granted under the Amended and Restated Plan, the number of shares to be subject to the SARs, the duration of the period during which, and the conditions under which, the awards may be forfeited to the Company and the other terms and conditions of the awards.

The Compensation Committee will establish the term of each SAR, which shall be no greater than 10 years. The Compensation Committee will establish the exercise price at the time each SAR is granted, which price will not be less than 100% of the per share fair market value of the Common Stock on the date of grant. Each SAR will be exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the applicable award agreement or thereafter. The Compensation Committee shall establish a method of exercise of the SAR, the method of settlement, form of consideration payable in settlement (cash or shares of Common Stock), method by or forms in which shares of Common Stock shall be delivered or deemed to be delivered to the participant, and other terms and conditions of the SARs.

Restricted Stock.    The Compensation Committee will have sole and complete authority to determine the participants to whom awards of restricted stock will be granted under the Amended and Restated Plan, the number of shares of restricted stock to be granted to each participant, the duration of the period during which, and the conditions under which, the restricted stock may be forfeited to the Company, and the other terms and conditions of such awards, including, but not limited to, determining whether the vesting of any such award may be, in whole or in part, subject to the attainment of one or more performance goals (as described below).

Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Amended and Restated Plan or the applicable award agreement. Dividends paid on any shares of restricted stock may be paid directly to the participant or may be reinvested in additional shares, as determined by the Compensation Committee in its sole discretion. Upon the lapse of the restrictions applicable to such shares of restricted stock, the Company will deliver certificates representing such vested shares to the participant or the participant’s legal representative.

Restricted Stock Units.    A restricted stock unit represents the right that is the economic equivalent of a grant of restricted stock. The Compensation Committee will have sole and complete authority to determine the participants to whom awards of restricted stock units will be granted under the Amended and Restated Plan, the number of shares to be subject to the awards and the terms and conditions of the awards, including whether the vesting of such an award will be subject to the attainment of one or more performance goals (as described below). Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Amended and Restated Plan or the applicable award agreement. The Compensation Committee may provide that the holder of a restricted stock unit will be entitled, upon the Company’s payment of a cash or stock dividend paid on its outstanding stock, to receive a cash payment equal to the per-share dividend paid on the stock, provided that the payment of such dividend equivalent right complies with Section 409A of the Code.

Stock Awards.    In the event that the Compensation Committee grants a stock award, a certificate for the shares of Common Stock comprising such stock award will be issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such stock award is payable.

Other Stock-Based Awards.    Other stock-based awards, the form of which will be determined by the Compensation Committee, will be valued in whole or in part by reference to, or otherwise based on, shares of Common Stock. These awards may be granted either alone or in addition to other awards under the Amended and Restated Plan. The Compensation Committee will have sole and complete authority to determine the participants to whom and the time or times at which such other stock-based awards shall be granted, the number of shares of Common Stock to be made subject to such other stock-based awards and all other conditions of such other stock-based awards, including, but not limited to, determining whether the vesting or payment of any portion of any such award will be subject to the attainment of one or more performance goals (as described below).

Performance Goals

Under the Amended and Restated Plan, the Compensation Committee has the authority to determine that vesting or payment of an award under the Amended and Restated Plan will be subject to the attainment of one or more performance goals. The performance goals may include any or a combination of, or a specified increase in, the following:

•	total shareholder return (share price appreciation plus dividend payment, if any);

•	earnings per share (which may include the manner in which such earnings goal was met);

•	earnings before any combination of interest, taxes, depreciation or amortization;

•	cash flow;

•	free cash flow;

•	selling, general and administrative expense;

•	working capital management;

•	share price; or

•	gross margin.

Termination of Employment

Under the Amended and Restated Plan, the Compensation Committee has the discretion to determine the effect on awards of the termination of a participant’s employment with, or service to, the Company, which provisions will be included in the agreement setting forth the terms and conditions of awards. The Compensation Committee may determine that, upon the termination of a participant’s employment with, or service to, the Company for Cause (as defined in the Amended and Restated Plan), in addition to forfeiture of all outstanding awards, such participant will be required to forfeit to the Company (1) any shares of previously restricted Common Stock that had become vested during the six-month period prior to such termination and (2) any shares of Common Stock purchased pursuant to the exercise of an option during the six-month period prior to such termination. In the case of those forfeited shares of Common Stock purchased pursuant to the exercise of an option, the Company would pay to such participant the aggregate exercise price paid by such participant for such forfeited shares of Common Stock. If any of the forfeited shares of Common Stock had previously been sold, or otherwise disposed of, by the participant, such participant would be required to pay to the Company the fair market value of such shares of Common Stock as of the day of such sale or other disposition.

Transferability of Awards

Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any affiliate; provided that the designation by a participant of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, during the participant’s lifetime, the Compensation Committee may, in its sole discretion, permit the transfer of certain awards by a participant to a permitted transferee, subject to any conditions that the Compensation Committee may prescribe, provided that no such transfer by any participant may be made in exchange for consideration.

No Rights to Awards

No employee or director of the Company, or any participant or other person shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of participants, or holders or beneficiaries of awards. The terms and conditions of awards need not be the same with respect to each recipient.

Withholding

Whenever cash is to be paid pursuant to an award, the Company will have the right to deduct therefrom an amount sufficient to satisfy any Federal, state and local withholding tax requirements related thereto. Whenever shares are to be delivered pursuant to an award, the Company will have the right to require the participant to remit to the Company an amount sufficient to satisfy any Federal, state and local withholding tax requirements related thereto. Subject to the approval of the Compensation Committee, a participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares or by delivering already owned unrestricted shares that have been held for at least six months, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined. To the extent permitted under applicable law, the Compensation Committee may provide for additional cash payments to holders of awards to defray or offset any tax arising from the grant, vesting or exercise of any award.

Rights of Participants

The grant of an award shall not be construed as giving a participant the right to be retained in the employ or service of the Company or any affiliate. Subject to the provisions of the applicable award, no participant or holder or beneficiary of any award shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Amended and Restated Plan until he or she has become the holder of such shares.

Term of the Amended and Restated Plan; Amendment or Termination of the Amended and Restated Plan; Amendment of Awards

The Amended and Restated Plan will become effective upon its approval by the Company’s stockholders at the Annual Meeting. No award may be granted under the Amended and Restated Plan after the tenth anniversary of the effective date of the Amended and Restated Plan; however, the termination of the Amended and Restated Plan will not adversely affect the terms of any award outstanding at the time of such termination.

The Board of Directors may amend, alter, suspend, discontinue or terminate the Amended and Restated Plan or any portion thereof at any time, provided that no such amendment, alteration, suspension, discontinuance or termination will be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement with which the Board of Directors deems it necessary or desirable to qualify or comply; and provided, further, that no amendment to the Amended and Restated Plan will be made without stockholder approval if such amendment (i) affects the number of shares available under the Amended and Restated Plan for the grant of options, on the one hand, or restricted stock or other stock-based awards, on the other hand, (ii) extends the maximum 10-year term of options granted under the Amended and Restated Plan or (iii) permits the Amended and Restated Plan to issue options with a per share exercise price that is less than 100% of the fair market value of the shares of Common Stock on the date of grant of such option. Notwithstanding anything to the contrary herein, the Compensation Committee may amend the Amended and Restated Plan in any manner as may be necessary so as to have the Amended and Restated Plan conform with local rules and regulations in any jurisdiction outside the United States.

The Compensation Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any participant or any holder or beneficiary of any award theretofore granted will not be effective without the consent of the affected participant, holder or beneficiary.

The Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events (including, without limitation, the events described above) affecting the capitalization of the Company, any affiliate, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated Plan.

Any provision of the Amended and Restated Plan or any award agreement to the contrary notwithstanding, the Compensation Committee may cause any award granted under the Amended and Restated Plan to be cancelled in consideration of a cash payment or alternative award made to the holder of such cancelled award equal in value to the fair market value of such cancelled award.

Benefits under the Amended and Restated Plan

The following table briefly summarizes the awards that have been granted to participants in the Amended and Restated Plan, subject to approval of the plan by the Company’s stockholders at the Annual Meeting. Future grants under the Amended and Restated Plan will be determined by the Compensation Committee and may vary from year to year and from participant to participant and are not determinable at this time.

NEW PLAN BENEFITS

Amended and Restated 2005 Stock Incentive Plan

Name and Position	Number of Shares Subject to Options/SARs (a)	Number of Shares of Stock (b)
Joseph R. Gromek President and Chief Executive Officer	79,600	32,150
Lawrence R. Rutkowski Executive Vice President and Chief Financial Officer	22,400	9,050
Helen McCluskey Group President — Intimate Apparel	29,850	12,050
Frank Tworecke Group President — Sportswear	28,900	11,650
Dwight Meyer President — Global Sourcing, Distribution and Logistics	25,000	10,100
Executive Group.	219,400	88,600
Non-Executive Director Group.	0	18,570
Non-Executive Officer Employee Group.	328,750	172,000

(a)	The number of shares is an estimate based on the approximate value of the Common Stock on the date the grants were authorized by the Compensation Committee. The actual number of shares will be determined based on the closing price of the Company’s Common Stock on the date of the Annual Meeting.
(b)	Such awards may be awards of restricted shares of Common Stock, restricted stock units or stock awards, in each case as described above, under ‘‘Restricted Stock,’’ ‘‘Restricted Stock Units’’ and ‘‘Stock Awards,’’ respectively.

Certain Federal Income Tax Effects

The following discussion of certain relevant federal income tax effects applicable to stock options granted under the Amended and Restated Plan is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions. Different rules may apply in the case of a participant who is subject to Section 16 of the Exchange Act with respect to the Company.

Nonqualified Stock Options.

A participant generally will not be subject to income tax upon the grant of a nonqualified stock option (‘‘NSO’’). Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time in the same amount that the participant recognizes ordinary income.

If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options.

A participant generally will not be subject to ordinary income tax upon the grant or timely exercise of an incentive stock option (‘‘ISO’’). Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (1) while employed by the Company or one of its subsidiaries or (2) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs.

If stock acquired pursuant to the timely exercise of an ISO is later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss (if the stock is a capital asset of the participant) equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the participant.

If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to such participant upon exercise (a ‘‘disqualifying disposition’’), any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (1) at ordinary income rates, to the extent of the difference between the option price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition, and, (2) if the stock is a capital asset of the participant, as short-term or long-term capital gain, to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the participant’s ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. Any capital gain recognized by the participant will be long-term or short-term capital gain, depending on the length of time such shares were held by the participant.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the ‘‘alternative minimum tax’’ imposed by Section 55 of the Code.

Exercise with Shares.

According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of a company’s common stock already owned by such participant (other than shares received by exercise of an ISO which have not met the holding period requirements) will recognize no gain or loss for federal income tax purposes on the shares surrendered, but such participant otherwise will be taxed according to the rules described above for NSOs. With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of shares acquired will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the determination of the participant’s ordinary income, and the holding period for such additional shares will commence on such date.

All properly executed written proxies and properly completed proxies submitted by telephone or Internet will be voted ‘‘FOR’’ the approval of the Amended and Restated Plan unless contrary instructions are given.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE APPROVAL OF THE Amended and Restated 2005 stock incentive Plan, WHICH IS DESIGNATED AS ITEM NO. 2 ON THE ENCLOSED PROXY CARD.

PROPOSAL NO. 3 — APPROVAL OF THE WARNACO GROUP, INC. INCENTIVE COMPENSATION PLAN

The Warnaco Group, Inc. Incentive Compensation Plan (the ‘‘2003 Plan’’) was initially approved by our stockholders in 2003. By its terms, the 2003 Plan will expire on May 28, 2008. Accordingly, the Board of Directors has approved, subject to stockholder approval at the Annual Meeting, a new The Warnaco Group, Inc. Incentive Compensation Plan (the ‘‘2008 Plan’’), which generally contains the same features, terms and conditions as the 2003 Plan, but which increases to $5 million the maximum amount that may be awarded to any individual for a performance period. Under the 2003 Plan, the maximum amount had been $2.5 million. In addition, upon the recommendation of the Compensation Committee, the Board of Directors adopted and approved grants of awards under the 2008 Plan, subject to stockholder approval at the Annual Meeting.

Like the 2003 Plan, the purpose of the 2008 Plan is to reinforce corporate, organizational and business-development goals of the Company, to promote the achievement of year-to-year financial and other business objectives and to reward the performance of the Company’s key employees in fulfilling their individual responsibilities. The Board of Directors believes that the establishment of the 2008 Plan is in the best interests of the Company and its stockholders in order to enable the Compensation Committee to set appropriate financial performance goals and to reward outstanding performance by its key employees.

The 2008 Plan is intended to qualify the amounts paid under its terms to our Named Executive Officers as ‘‘qualified performance-based compensation’’ under Section 162(m) of the Code and the related regulations. This qualification will allow amounts awarded under the 2008 Plan to be deductible by the Company for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any of our Named Executive Officers to exceed $1 million. Stockholder approval of the 2008 Plan is required in order for the 2008 Plan to qualify under Section 162(m) of the Code.

If the 2008 Plan is approved by our stockholders, it will be deemed to have taken effect as of December 30, 2007. If our stockholders do not approve the 2008 Plan, the plan will terminate according to its terms and any awards granted thereunder will be rescinded.

The following is a summary of the material terms and provisions of the 2008 Plan and is qualified in its entirety by the full text of the 2008 Plan, which is attached as Appendix B hereto.

Purpose

The purpose of the 2008 Plan is to align the interests of key Company employees with those of the stockholders of the Company by encouraging plan participants to achieve goals intended to increase stockholder value.

Administration of the 2008 Plan

The 2008 Plan will be administered by the Compensation Committee. Each member of the Compensation Committee will be an ’outside director’ within the meaning of Section 162(m) of the Code. The Compensation Committee will have the authority, in its sole discretion, subject to the terms of the 2008 Plan and applicable law, to administer the 2008 Plan and to exercise all the powers and authorities either specifically granted to it under the 2008 Plan or necessary or advisable in the administration of the 2008 Plan, including, without limitation, to:

•	grant awards (and to determine to whom and the times at which the awards will be granted);

•	determine the terms, provisions (including provisions relating to a change of control of the Company), conditions, restrictions and performance factors relating to any award;

•	determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited or surrendered;

•	make certain adjustments in the performance factors as described in the 2008 Plan;

•	construe and interpret the 2008 Plan and any award;

•	prescribe, amend and rescind rules and regulations relating to the 2008 Plan;

•	determine whether, or to what extent, performance factors are achieved; and

•	make all other determinations deemed necessary or advisable for the administration of the 2008 Plan.

Subject to Section 162(m) of the Code, and except as required by Rule 16b-3 under the Exchange Act, the Compensation Committee may delegate all or any part of its authority under the 2008 Plan.

Eligibility

Awards may be granted to key employees of the Company or any of its subsidiaries, or to key consultants or the entities employing such consultants, in any case, in the sole discretion of the Compensation Committee, after consultation with the Company’s Chief Executive Officer. Currently, there are approximately 217 key employees and other participants who may be eligible to be selected to participate in the 2008 Plan.

Performance Factor Attainment Required for Award Payment

The 2008 Plan provides for the payment of awards to participants if, and only to the extent that, performance factor goals established by the Compensation Committee are met with respect to the applicable performance period (the ‘Performance Period’). The Performance Period will be the period commencing on the first day of the Company’s fiscal year and ending on the last day of the Company’s fiscal year.

Performance Factors

The Compensation Committee will determine, in writing, on or prior to the date on which 25% of a Performance Period has elapsed, the performance factors which must be met during a Performance Period. The performance factors may include any or all of the following:

•	gross margin;

•	operating margin;

•	revenue growth;

•	Net Controllable Cash Flow (defined in the 2008 Plan as, with respect to a division of the Company for any fiscal year, such division’s EBITDA (1) plus any decrease, or minus any increase, in accounts receivable, (2) plus any decrease, or minus any increase, in inventory, (3) plus any decrease, or minus any increase, in prepaid expense, (4) plus any increase, or minus any decrease, in accounts payable or accrued expenses and (5) minus capital expenditures);

•	free cash flow;

•	operating cash flow;

•	earnings per share (which may include the manner in which such earnings goals were met);

•	earnings before all or any of interest, taxes, depreciation and/or amortization;

•	economic value added;

•	cash-flow return on investment;

•	net income;

•	total stockholder return;

•	return on investment;

•	return on equity; or

•	return on assets.

The performance factors may be expressed in terms of an increase or decrease of one or more specific criteria over a specified period. The performance factors may relate to the performance of the Company, a subsidiary, a division, any portion of the business, a product line, or any combination thereof. Performance factors may include a threshold level of performance below which no payment will be made, levels of performance below the target level but above the threshold level at which specified percentages of the award will be paid, a target level of performance at which the full award will be paid, levels of performance above the target level but below the maximum level at which specified multiples of the award will be paid and a maximum level of performance above which no additional payment will be made. Performance factors may also specify that payments for levels of performances between specified levels will be interpolated.

Compensation Committee Certification of Performance Factor Attainment

Before any awards for a particular Performance Period can be paid to those employees whose compensation is covered by Section 162(m) of the Code (the ‘Covered Employees’), the Compensation Committee must certify the extent to which the performance factors have been attained.

Special Provisions Regarding Awards

In no event will payment in respect of awards granted for a Performance Period be made to a Covered Employee in an amount that exceeds $5,000,000. Also, in no event may the Compensation Committee increase the amount of an award payable to a Covered Employee upon attainment of the specified performance factors, but the Compensation Committee may do so with respect to other participants. Subject to the general prohibition on increasing the amount payable to a Covered Employee upon attainment of the specified performance factors, the Compensation Committee may, in its discretion, provide that an award under the 2008 Plan may be adjusted in light of a participant’s contribution to the long-term health of the Company.

Termination of Employment

Unless otherwise provided by the Compensation Committee, a participant must be actively employed by the Company at the end of the Performance Period in order to be eligible to receive such participant’s award. Unless otherwise provided by the Compensation Committee, if a participant’s employment is terminated as result of death, disability or retirement prior to the end of the Performance Period, the participant will receive a pro rata portion of the award that such participant would have received with respect to the applicable Performance Period, which will be payable at such time that awards are payable to other participants, provided with respect to the participant’s retirement, that the Performance Factors had been met for the Performance Period.

Change in Control

Except as otherwise provided under the terms of the 2008 Plan, upon the occurrence of a Change of Control (as defined in the 2008 Plan), the Company will pay to each participant, within 30 days following such Change of Control, the pro rata portion of the award that each participant would have received with respect to the applicable Performance Period had the performance factors been achieved at 100% of target level.

Amendment or Termination of the 2008 Plan

Subject to certain limitations, the Board of Directors or the Compensation Committee may, at any time, suspend or terminate the 2008 Plan or revise or amend it in any respect whatsoever.

Benefits under the 2008 Plan

The following table briefly summarizes the awards that have been granted to participants in the 2008 Plan, subject to approval of the plan by the Company’s stockholders at the Annual Meeting. Payment of the amounts shown depends on achievement of target level performance for fiscal year 2008 under the 2008 Plan. Future awards under the 2008 Plan will be determined by the Compensation Committee and may vary from year to year and from participant to participant and are not determinable at this time.

NEW PLAN BENEFITS
INCENTIVE COMPENSATION PLAN

Name and Position	Dollar Value at Target Performance For Fiscal Year 2008
Joseph R. Gromek President and Chief Executive Officer	$1,375,000
Lawrence R. Rutkowski Executive Vice President and Chief Financial Officer	$510,000
Helen McCluskey Group President — Intimate Apparel	$680,000
Frank Tworecke Group President — Sportswear	$658,750
Dwight Meyer President — Global Sourcing, Distribution and Logistics	$569,500
Executive Group	$4,515,250
Non-Executive Officer Employee Group	$12,696,250

All properly executed written proxies and properly completed proxies submitted by telephone or Internet will be voted ‘‘FOR’’ the approval of the 2008 Plan unless contrary instructions are given.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE APPROVAL OF
THE INCENTIVE COMPENSATION PLAN, WHICH IS DESIGNATED AS ITEM NO. 3 ON THE ENCLOSED PROXY CARD.

PROPOSAL NO. 4 — RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is recommending ratification of the appointment by our Audit Committee of Deloitte & Touche as the independent registered public accounting firm of Warnaco for the fiscal year ending January 3, 2009. The Audit Committee is responsible for appointing and overseeing the work of the independent registered public accounting firm. Before our independent registered public accounting firm is engaged to render any audit or permissible non-audit services, the engagement is approved in advance by the Audit Committee. If the stockholders do not ratify this appointment, the Audit Committee will reconsider its decision to appoint Deloitte & Touche.

Deloitte & Touche provided audit and other services during Fiscal 2007 and Fiscal 2006 as set forth below:

Fees for Services Provided	Fiscal 2007	Fiscal 2006
Audit Fees (a)	$4,666,620	$5,296,000
Audit Related Fees (b)	216,880	515,000
Total Audit and Audit-Related Fees	4,883,500	5,811,000
Tax Fees (c)	360,344	422,000
Total Fees	$5,243,844	$6,233,000

(a)	Audit Fees: For Fiscal 2007 and Fiscal 2006, includes fees for the audit of our annual consolidated financial statements, quarterly reviews of interim consolidated financial statements, statutory audits and Sarbanes-Oxley audits. The decrease in audit fees from Fiscal 2006 to Fiscal 2007 is primarily attributable to the restatement of our first quarter 2006 financial statement and the acquisition of the Calvin Klein Jeans Europe and Asia businesses in 2006. The decreases in audit fees are partially offset by the audit fees associated with the Company’s adoption of FIN 48 ‘‘Accounting for Uncertainty in Income Taxes’’ in 2007.
(b)	Audit Related Fees: Audit related fees are fees for assurance and related services that are associated with the performance of the audit or review of our financial statements. For Fiscal 2007 and Fiscal 2006, includes fees for the audits of our employee benefit plans, certain royalty audits, and due diligence services related to acquisitions. The decrease in audit related fees from Fiscal 2006 to Fiscal 2007 is primarily attributable to 2006 fees for due diligence in connection with the CKJEA acquisition.
(c)	Tax Fees: Includes fees for domestic and international tax planning and compliance services.

We have been advised by Deloitte & Touche that it will have a representative present at the Annual Meeting who will be available to respond to questions. The representative will also have the opportunity to make a statement if such representative desires to do so.

All properly executed written proxies and properly completed proxies submitted by telephone or Internet will be voted ‘‘FOR’’ the ratification of the appointment of Deloitte & Touche by the Board of Directors as Warnaco’s independent registered public accounting firm for the fiscal year ending January 3, 2009 unless contrary instructions are given.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS the INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF WARNACO, WHICH IS DESIGNATED
AS ITEM NO. 4 ON THE ENCLOSED PROXY CARD.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com. All members of the Audit Committee are independent directors under the NASDAQ listing standards and qualified pursuant to the additional NASDAQ requirements for audit committee members, in each case, as determined by the Board of Directors.

Management is responsible for Warnaco’s internal controls and preparing Warnaco’s consolidated financial statements. Warnaco’s independent registered public accounting firm, Deloitte & Touche, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities and, subject to stockholder ratification, appointing Warnaco’s independent registered public accounting firm. As stated above and in the Audit Committee’s charter, the Audit Committee’s responsibility is one of oversight. The Audit Committee does not provide any expert or special assurance as to Warnaco’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Audit Committee relies on the information provided to it and on representations made by management and the independent registered public accounting firm.

The Audit Committee reviewed and discussed Warnaco’s audited financial statements with management and the independent registered public accounting firm. Management represented to the Audit Committee that the audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Warnaco’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and Rule 2-07 of Regulation S-X.

Deloitte & Touche provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed the independence of Deloitte & Touche with them.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 29, 2007 prior to its filing with the SEC on February 27, 2008.

Members of the Audit Committee

Robert A. Bowman
Sheila A. Hopkins
Charles R. Perrin
Nancy A. Reardon
Donald L. Seeley (Chairman)

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Exchange Act as currently in effect, any holder of at least $2,000 in market value of Common Stock who has held such securities for at least one year and who desires to have a proposal presented in our proxy material for use in connection with the annual meeting of stockholders to be held in 2009 must transmit that proposal (along with the stockholder’s name, address, the number of shares of Common Stock that the stockholder holds of record or beneficially, the dates upon which the securities were acquired, documentary support for a claim of beneficial ownership and a statement of willingness to hold such shares through the date of the 2009 annual meeting of stockholders) in writing as set forth below. Proposals of stockholders intended to be presented at the 2009 annual meeting under Rule 14a-8 of the Exchange Act must be received by the Corporate Secretary, The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018, not later than December 12, 2008. Under the Company’s Second Amended and Restated By-laws, notice of stockholder proposals made outside of Rule 14a-8 or the nomination of a candidate for election as a director to be made at the 2009 annual meeting must be received by the Corporate Secretary at the above address not later than February 13, 2009 or prior to January 14, 2009; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary of the 2008 Annual Meeting, notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2009 annual meeting is given.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 29, 2007, filed with the SEC on February 27, 2008, is being mailed with this Proxy Statement. We will furnish any exhibit to the Annual Report on Form 10-K upon the request of a stockholder of record as of the close of business on March 20, 2008 for a fee limited to our reasonable expenses in furnishing such exhibit. Requests for exhibits to the Annual Report on Form 10-K should be directed to the Corporate Secretary, The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018.

The Annual Report on Form 10-K is not a part of the proxy solicitation materials.

OTHER MATTERS

We know of no other matters which may come before the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the persons named as proxies in the accompanying proxy vote the shares represented thereon in accordance with their best judgment.

FORWARD-LOOKING STATEMENTS

The Warnaco Group, Inc. notes that this Proxy Statement and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company’s estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words ‘‘believe,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘project,’’ ‘‘scheduled to,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘will be,’’ ‘‘will continue,’’ ‘‘will likely result,’’ ‘‘targeted,’’ or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies. The following factors, among others and in addition to those described in the Company’s reports filed with the SEC (including, without limitation, those described under the headings ‘‘Risk Factors’’ and ‘‘Statement Regarding Forward-Looking Disclosure,’’ as such disclosure may be modified or supplemented from time to time), could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by it: the Company’s ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) announced on September 18, 2007; economic conditions that affect the apparel industry; the Company’s failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company’s products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with the Company’s products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company’s foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company’s ability to service its indebtedness, the effect of changes in interest rates on the Company’s indebtedness that is subject to floating interest rates and the limitations imposed on the Company’s operating and financial flexibility by the agreements governing the Company’s indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company’s share repurchase program contained in the Company’s debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying targets or goals, or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled ‘‘Risk Factors’’ and the discussion of the Company’s critical accounting policies under ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies’’ included in the Company’s Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The foregoing discussion is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company’s ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Appendix A

THE WARNACO GROUP, INC.
2005 STOCK INCENTIVE PLAN
(As Amended and Restated Effective May 14, 2008)

Section 1.    Purpose.    The purposes of The Warnaco Group, Inc. 2005 Stock Incentive Plan (as amended and restated effective May 14, 2008) are to promote the interests of The Warnaco Group, Inc. and its stockholders by (i) attracting and retaining qualified directors, executive personnel, other key employees and consultants of the Company and its Affiliates, as defined below; (ii) motivating such directors, employees and consultants by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such directors, employees and consultants to participate in the long-term growth and financial success of the Company.

Section 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

‘‘Affiliate’’ shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Compensation Committee.

‘‘Award’’ shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Stock Bonus or Other Stock-Based Award granted under the Plan.

‘‘Award Agreement’’ shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

‘‘Board’’ shall mean the Board of Directors of the Company.

‘‘Cause’’ shall be as defined by the Compensation Committee, as set forth in the Award Agreement.

‘‘Code’’ shall mean the Internal Revenue Code of 1986, as amended from time to time.

‘‘Compensation Committee’’ shall mean the Compensation Committee of the Board, which shall be composed at all times of persons who are (i) ‘‘non-employee directors’’ as defined in Rule 16b-3 and (ii) ‘‘outside directors’’ as defined in Treasury Regulation Section 1.162-27(e)(3).

‘‘Company’’ shall mean The Warnaco Group, Inc., together with any successor thereto.

‘‘Exchange Act’’ shall mean the Securities Exchange Act of 1934, as amended.

‘‘Fair Market Value’’ shall mean the fair market value of a Share, determined as follows:

(a) If on the date of grant of an Award, the Shares are listed on an established national stock exchange or are publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on the date of grant (provided that if no sale of Shares is reported for such trading day, on the immediately preceding trading day on which any sale shall have been reported); or

(b) If the Shares are not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of a Share determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

‘‘Incentive Stock Option’’ shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan, that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto, and that is identified in an Award Agreement as an Incentive Stock Option.

‘‘Nominating and Corporate Governance Committee’’ shall mean the Nominating and Corporate Governance Committee of the Board, which shall be composed at all times of persons who are ‘‘outside directors’’ as defined in Section 162(m) of the Code.

‘‘Non-Qualified Stock Option’’ shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

‘‘Option’’ shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

‘‘Other Stock-Based Award’’ shall mean any performance based unit or such other type of equity-based award in such form as may be determined by the Compensation Committee in its discretion and granted under Section 10 of the Plan.

‘‘Participant’’ shall mean any director, officer or other employee of the Company or any Affiliate, or any consultant to the Company or any Affiliate (provided that such consultant is an individual) selected by the Compensation Committee to receive an Award under the Plan.

‘‘Performance Goals’’ shall mean one or more of the following pre-established criteria: (i) total stockholder return (Share price appreciation plus dividend payment, if any); (ii) earnings per Share (which may include the manner in which such earnings goal was met); (iii) earnings before any combination of interest, taxes, depreciation or amortization; (iv) cash flow; (v) free cash flow; (vi) selling, general and administrative expense; (vii) working capital management; (viii) Share price; (ix) gross margin; or (x) any combination of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion, and may be applied to one or more of the Company or a subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Compensation Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Compensation Committee. The Compensation Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary of the Company or the financial statements of the Company or any subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

‘‘Permitted Transferee’’ means (i) a trust for the benefit of a Participant, (ii) a partnership in which a Participant is the general partner and immediate family members (any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant) are the only additional partners or (iii) immediate family members of the Participant.

‘‘Person’’ shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

‘‘Plan’’ shall mean The Warnaco Group, Inc. 2005 Stock Incentive Plan (as amended and restated effective May 14, 2008).

‘‘Restricted Stock’’ shall mean any Share granted under Section 8 of the Plan.

‘‘Restricted Stock Unit’’ shall mean any right granted to a Participant under Section 8 of the Plan.

‘‘Rule 16b-3’’ shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

‘‘SEC’’ shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

‘‘Shares’’ shall mean shares of the Common Stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Compensation Committee from time to time.

‘‘Stock Appreciation Right’’ or ‘‘SAR’’ shall mean any right granted to a Participant under Section 7 of the Plan.

‘‘Stock Award’’ shall mean an Award of one or more unrestricted Shares granted to a Participant under Section 8 of the Plan.

‘‘Ten Percent Stockholder’’ shall mean an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

Section 3.    Administration.

(a) The Plan shall be administered by the Compensation Committee; provided, however, that with respect to non-employee directors of the Company who may become Participants, the duties set forth below in clauses (i) through (vi) of this Section 3(a) shall be delegated to the Nominating and Corporate Governance Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Compensation Committee by the Plan, the Compensation Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award, including but not limited to whether the vesting or payment of all or any portion of any Award may be made subject to one or more Performance Goals; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Compensation Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Plan.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Compensation Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(c) Subject to the terms of the Plan and applicable law, the Compensation Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a Compensation Committee of such officers or managers, the authority, subject to such terms and limitations as the Compensation Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

(d) Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or except with respect to changes as may be required to comply with applicable law, including Section 409A of the Code, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

Section 4.    Shares Available for Awards.

(a) Shares Available.    Subject to adjustment as provided in Section 4(b), (i) the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 3,750,000, (ii) the aggregate number of Shares that may be made subject to Options and SARs shall be 3,750,000, (iii) the aggregate number of Shares that may be made subject to Incentive Stock Options shall be 3,750,000 and (iv) the aggregate number of shares that may be made subject to Restricted Stock Awards, Restricted

Stock Units, Stock Awards, Stock Bonuses and Other Stock-Based Awards shall be 1,025,000. If, after the effective date of the Plan, any Award (other than a SAR) is forfeited or otherwise terminates or is cancelled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards may be granted. Notwithstanding the foregoing, there shall be no adjustment to the number of Shares available for delivery pursuant to the Plan upon the exercise or settlement of SARs in whole or in part in Shares, regardless of the number of Shares issued or delivered in connection with such exercise or settlement. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(b), no executive officer of the Company may receive Awards under the Plan in any fiscal year of the Company that relate to more than 1,500,000 Shares. The maximum dollar value payable with respect to any Other Stock-Based Awards that are subject to the Performance Goals, denominated based on a participant’s base salary and/or bonus and granted to a ‘‘covered employee’’ within the meaning of Section 162(m) of the Code in any calendar year shall not exceed $15 million.

(b) Adjustments.    In the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, in aggregate or to any individual, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

(c) Sources of Shares Deliverable Under Awards.    Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5.    Eligibility.    Any employee, including any officer or employee-director of the Company or any Affiliate, any director of the Company and any consultant to the Company who is an individual Person shall be eligible to be designated a Participant, except that only employees of the Company or an Affiliate that qualifies as a ‘‘parent corporation’’ or ‘‘subsidiary corporation’’ of the Company (within the meaning of Section 424 of the Code) shall be eligible for the grant of Incentive Stock Options.

Section 6.    Stock Options.

(a) Grant.    Subject to the provisions of the Plan, the Compensation Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Compensation Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

(b) Term.    The Compensation Committee shall establish the term of each Option, which shall be no greater than 10 years; provided, however, that in the case of a Ten Percent Stockholder, the term of any Incentive Stock Option shall be no greater than five years.

(c) Exercise Price.    The Compensation Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the per Share Fair Market Value of the Common Stock on the date of grant; provided, however, that in the case of a grant of an Incentive Stock

Option to a Ten Percent Stockholder, the exercise price shall not be less than 110% of the per Share Fair Market Value of the Common Stock on the date of grant.

(d) Exercise.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Compensation Committee may impose such conditions with respect to the exercise of Options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(e) Payment.    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made as follows: (i) in cash or its equivalent; (ii) if and to the extent permitted by the Compensation Committee, by tendering to the Company unrestricted Shares owned by the Participant which, in the case of Shares that were purchased pursuant to the exercise of an Option, have been held by such Participant for no less than six months following the date of such purchase; (iii) to the extent permitted under applicable law, pursuant to a broker’s cashless exercise procedure approved by the Compensation Committee; or (iv) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares tendered to the Company as of the date of such tender is at least equal to such exercise price.

(f) Limitations on Incentive Stock Options.    To the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company or of its parent or subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Non-Qualified Stock Option. This limitation shall be applied by taking Options into account in the order in which they were granted.

Section 7.    Stock Appreciation Rights.

(a) Grant.    Subject to the provisions of the Plan, the Compensation Committee shall have the sole and complete authority to grant to any Participant a stock appreciation right (‘‘Stock Appreciation Right’’ or ‘‘SAR’’) representing a right of the Participant to receive, upon exercise thereof, the excess of (i) the Fair Market Value of a Share on the date of exercise, over (ii) the exercise price of the SAR on the date of grant. A SAR may be granted in tandem with an Option or as a stand-alone Award. The Compensation Committee also shall have the sole and complete authority to determine the Participants to whom SARs shall be granted, the number of SARs to be granted to each Participant, the duration of the period during which, and the conditions under which, the SARs may be forfeited to the Company, and the other terms and conditions of such Awards, including, but not limited to, determining whether the vesting of any such Award may be, in whole or in part, subject to the attainment of one or more Performance Goals.

(b) Term.    The Compensation Committee shall establish the term of each SAR, which shall be no greater than 10 years.

(c) Exercise Price.    The Compensation Committee shall establish the exercise price at the time each SAR is granted, which price shall not be less than 100% of the per Share Fair Market Value of the Common Stock on the date of grant.

(d) Exercise.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Compensation Committee may impose such conditions with respect to the exercise of SARs, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(e) Payment.    The Compensation Committee shall establish the method of exercise of the SAR, the method of settlement, form of consideration payable in settlement (cash or Shares), method by or forms at which Shares will be delivered or deemed to be delivered to the Participant and any other terms and conditions of the SARs.

Section 8.    Restricted Stock and Restricted Stock Units.

(a) Grant of Restricted Stock.    Subject to the provisions of the Plan, the Compensation Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards, including, but not limited to, determining whether the vesting of any such Award may be, in whole or in part, subject to the attainment of one or more Performance Goals.

(i) Transfer Restrictions.    Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(ii) Dividends.    Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares, as determined by the Compensation Committee in its sole discretion.

(b) Grant of Restricted Stock Units.    Subject to the provisions of the Plan, the Compensation Committee shall have the sole and complete authority to grant to any Participant a restricted stock unit (‘‘Restricted Stock Unit’’) representing a right of the Participant that is the economic equivalent to a grant of a Restricted Stock Award. The Compensation Committee also shall have the sole and complete authority to determine the Participants to whom Restricted Stock Units shall be granted, the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards, including, but not limited to, determining whether the vesting of any such Award may be, in whole or in part, subject to the attainment of one or more Performance Goals.

(i) Form of Payment.    The Restricted Stock Unit may provide for cash payment to the Participant equal to the value of the underlying Shares or for the transfer of a number of Shares either immediately following the date the Restricted Stock Unit is vested or at such later date as may be specified at the time the Restricted Stock Unit was granted. The time and manner of payment of cash or delivery of Shares upon settlement of a Restricted Stock Unit shall be specified in the Award Agreement as a date certain and/or pursuant to any payment event permitted under Section 409A of the Code and any guidance issued thereunder.

(ii) Transfer Restrictions.    Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.

(iii) Dividend Equivalent Rights.    Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Compensation Committee in its sole discretion may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash or stock dividend on its outstanding Shares, a cash payment for each Restricted Stock Unit held equal to the per-Share dividend paid on the Shares (‘‘dividend equivalent rights’’), provided that such dividend equivalent rights shall be specified in the Award Agreement and shall comply with Section 409A of the Code and any guidance issued thereunder.

Section 9.    Stock Award.    In the event that the Compensation Committee grants a Stock Award, a certificate for the shares of Company Stock comprising such Stock Award shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Award is payable.

Section 10.    Other Stock-Based Awards.    Other Stock-Based Awards, the form of which is to be determined by the Compensation Committee, shall be valued in whole or in part by reference to or otherwise based on Shares. Other Stock-Based Awards may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Compensation Committee shall have sole and complete authority to determine the Participants to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of Shares to be made subject to such Other

Stock-Based Awards and all other conditions of such Other Stock-Based Awards, including, but not limited to, determining whether the vesting or payment of any portion of any such Other Stock-Based Award will be subject to the attainment of one or more Performance Goals.

Section 11.    Amendment and Termination.

(a) Amendments to the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement with which the Board deems it necessary or desirable to qualify or comply; and provided, further, that no amendment to the Plan shall be made without stockholder approval if such amendment (i) affects the number of shares available under the Plan for the grant of Options, on the one hand, or Awards other than Options, on the other hand, (ii) extends the maximum 10-year term of Options or Awards granted hereunder or (iii) permits the Plan to issue Options or SARs with a per Share exercise price that is less than 100% of the Fair Market Value of the Shares on the date of grant of such Option or SAR. Notwithstanding anything to the contrary herein, the Compensation Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

(b) Amendments to Awards.    The Compensation Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Compensation Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the capitalization of the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Cancellation.    Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Compensation Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award.

Section 12.    General Provisions.

(a)    Nontransferability.

(i)    Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime.

(ii)    No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation by a Participant of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, during the Participant’s lifetime, the Compensation Committee may, in its sole discretion, permit the transfer of certain Awards by a Participant to a Permitted Transferee, subject to any conditions that the Compensation Committee may prescribe, provided that no such transfer by any Participant may be made in exchange for consideration.

(b)    Compliance with Guidelines.    Awards granted to directors and officers of the Company may, in the Compensation Committee’s discretion, be subject to such additional terms and conditions as the

Compensation Committee deems desirable for purposes of compliance with any equity ownership guidelines that the Company may establish for its directors and certain of its officers from time to time.

(c) No Rights to Awards.    No employee or director of the Company, or any Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(d) Share Certificates.    All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Compensation Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Withholding.    Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any Federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Subject to the approval of the Compensation Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares that have been held for at least six months, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. To the extent permitted under applicable law, the Compensation Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting or exercise of any Award.

(f) Award Agreements.    Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company. To the extent an Award is considered ‘‘deferred compensation’’ within the meaning of Section 409A of the Code, the terms and conditions specified under the Award Agreement shall comply with any requirements under Section 409A of the Code and any guidance issued thereunder. Notwithstanding the generality of the foregoing, each Award Agreement shall provide that if a Participant’s employment is terminated for Cause, any outstanding Awards then held by such Participant (or such Participant’s Permitted Transferee(s)) shall be immediately forfeited and cancelled.

(g) Section 409A of the Code.    It is the intention of the Company that this Plan be exempt from, or if not so exempt, comply with, the requirements of Section 409A of the Code and any guidance issued thereunder, including without limitation the six month delay for payments of deferred compensation to ‘‘key employees’’ upon separation from service pursuant to Section 409A(a)(2)(B)(i) of the Code (if applicable), and the Plan shall be interpreted, operated and administered accordingly. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, the Committee, reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section. In addition, for each Award subject to Section 409A of the Code, a termination of employment or service with the Company and its subsidiaries or affiliates shall be deemed to have occurred under the Plan with respect to such award on the first day on which an individual has experienced a ‘‘separation from service’’ within the meaning of Section 409A of the Code.

(h) No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(i) No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(j) No Rights as Stockholder.    Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(k) Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

(l) Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m) Other Laws.    The Compensation Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Compensation Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(n) No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(o) No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Compensation Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(p) Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 13.    Term of the Plan.

(a) Effective Date.    The Plan was originally effective as of the date of its approval by the stockholders of the Company, May 23, 2005 (the ‘‘Original Effective Date’’). This amended and restated Plan shall be effective as of the date of its approval by the stockholders of the Company, May 14, 2008 (the ‘‘Effective Date’’).

(b) Expiration Date.    No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Compensation Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

Appendix B

THE WARNACO GROUP, INC.
INCENTIVE COMPENSATION PLAN

1.    Purpose. The purpose of this The Warnaco Group, Inc. Incentive Compensation Plan is to align the interests of key Company employees and consultants with those of the stockholders of the Company by encouraging Participants to achieve goals intended to increase stockholder value.

2.    Definitions. The following terms, as used herein, shall have the following meanings:

(a)	‘Award’ shall mean an incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Factors with respect to a Performance Period.

(b)	‘Board’ shall mean the Board of Directors of the Company.

(c)	‘Change of Control’ shall mean the occurrence of any of the following events: (A) any ‘person’ (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act or group of persons acting jointly or in concert, but excluding a person who owns more than 5% of the outstanding shares of the Company as of the Effective Date, becomes a ‘beneficial owner’ (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the Voting Stock of the Company; (B) all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (C) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to Section 503(b)(1)(A) of Title 11 of the U.S. Bankruptcy Code. Notwithstanding the foregoing, with respect to each Award subject to Section 409A of the Code, a Change of Control shall be deemed to have occurred under this Plan with respect to such Award only if the Change of Control is a ‘‘change in control event’’ (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)).

(d)	‘Code’ shall mean the Internal Revenue Code of 1986, as amended.

(e)	‘Committee’ shall mean the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.

(f)	‘Common Stock’ shall mean the common stock of the Company, par value $0.01 per share.

(g)	‘Company’ shall mean The Warnaco Group, Inc., a Delaware corporation, or any successor corporation.

(h)	‘Covered Employee’ shall have the meaning set forth in Section 162(m)(3) of the Code.

(i)	‘Disability’ shall mean permanent disability as determined pursuant to the long-term disability plan or policy of the Company or its Subsidiaries in effect at the time of such disability and applicable to a Participant.

(j)	‘Division’ shall mean any of the Company’s operating units, as they exist from time to time.

(k)	‘Effective Date’ shall mean, subject to stockholder approval of the Plan, December 30, 2007.

(l)	‘Net Controllable Cash Flow’ shall mean, with respect to a Division for any fiscal year: the sum of (1) such Division's EBITDA (as defined in Section 2(n)), plus (2) any (increase) or decrease in accounts receivable, plus (3) any (increase) or decrease in inventory, plus (4) any (increase) or decrease in prepaid expense, plus (5) any increase or (decrease) in accounts payable or accrued expenses, minus (6) capital expenditures.

(m)	‘Participant’ shall mean a key employee of or consultant to the Company or any Subsidiary, or the company who is the employer of a consultant to the Company, who is, in any case, selected to participate herein pursuant to Section 4 of the Plan.

(n)	‘Performance Factors’ shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of a Participant's receipt of payment with respect to an Award. Performance Factors may include any or all of the following or any combination thereof: gross margin; operating margin; revenue growth; Net Controllable Cash Flow; free cash flow; operating cash flow; earnings per share (which may include the manner in which such earnings goal was met); earnings before all or any of interest, taxes, depreciation and/or amortization (‘EBIT’, ‘EBITA’ or ‘EBITDA’); economic value added; cash-flow return on investment; net income; total stockholder return; return on investment; return on equity; return on assets; or any increase or decrease of one or more of the foregoing over a specified period. Such Performance Factors may relate to the performance of the Company, a Subsidiary, a Division or any portion of the business, product line, or any combination thereof and may be expressed on an aggregate, per share (outstanding or fully diluted) or per unit basis. Where applicable, the Performance Factors may be expressed in terms of attaining a specified level of the particular criteria, the attainment of a percentage increase or decrease in the particular criteria, or may be applied to the performance of the Company, a Subsidiary, a Division, a business unit, a product line, or any combination thereof, relative to a market index, a group of other companies (or their subsidiaries, business units or product lines), or a combination thereof, all as determined by the Committee.

Performance factors may include a threshold level of performance below which no payment will be made, levels of performance below the target level but above the threshold level at which specified percentages of the award shall be paid, a target level of performance at which the full award will be paid, levels of performance above the target level but below the maximum level at which specified multiples of the Award shall be paid, and a maximum level of performance above which no additional payment shall be made. Performance Factors may also specify that payments for levels of performances between specified levels will be interpolated.

(o)	‘Performance Period’ shall mean the period commencing on the first day of each fiscal year of the Company and ending on the last day of each fiscal year of the Company during the term of the Plan; provided that a Performance Period for a Participant who becomes employed by the Company or its Subsidiaries following the commencement of a Performance Period may be a shorter period that commences with the date of the commencement of such employment.

(p)	‘Plan’ shall mean The Warnaco Group, Inc. Incentive Compensation Plan.

(q)	‘Retirement’ shall mean a Participant’s approved separation from service following attainment of age 60 with five years of service with the Company or its Subsidiaries.

(r)	‘Subsidiary’ shall mean any company, partnership, limited liability company, business or entity (other than the Company) of which at least 50% of the combined voting power of its voting securities is, or the operations and management are, directly or indirectly controlled by the Company.

(s)	‘Voting Stock’ shall mean the capital stock of any class or classes having general voting power, in the absence of specified contingencies, to elect the directors of the Company.

3.    Administration. The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and Performance Factors relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Factors in recognition of unusual or non-recurring events affecting the Company or its Subsidiaries or the financial statements of the Company or its Subsidiaries, or in response to changes in applicable laws, regulations or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards (including provisions relating to a Change of Control); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Without limiting the generality of the foregoing, the Committee shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved; provided, however, that the Committee shall have the authority to make appropriate adjustments (if any) in Performance Factors under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its Subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company or its Subsidiaries, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) the impact of unplanned extraordinary capital expenditures, (7) the impact of share repurchases and other changes in the number of outstanding shares, and (8) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

The Committee shall consist of two or more persons, each of whom shall be an ‘outside director’ within the meaning of Section 162(m) of the Code. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

Subject to Section 162(m) of the Code, or as otherwise required for compliance with other applicable law, the Committee may delegate all or any part of its authority under the Plan.

4.    Eligibility. Awards may be granted to Participants in the sole discretion of the Committee, after consultation with the Company's Chief Executive Officer. In determining the Participants, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Participants who become employed by or begin to provide services to the Company or its Subsidiaries after the beginning of a Performance Period will participate in the Plan on a pro rata basis with respect to that Performance Period. Participants who become employed by or begin to provide services to the Company or its Subsidiaries after the expiration of 75% of a Performance Period will not be eligible to participate in the Plan with respect to that Performance Period.

5.    Terms of Awards. Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

(a)	In General. On or prior to the date on which 25% of a Performance Period has elapsed, the Committee shall specify in writing, by resolution of the Committee or other appropriate action, the Participants for such Performance Period and the Performance Factors applicable to each Award for each Participant with respect to such Performance Period. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the minimum Performance Factors with respect to such Performance Period are attained.

(b)	Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained in this Section 5, in no event shall payment in respect of Awards granted for a Performance Period be made to a Participant who is a Covered Employee in an amount that exceeds $5 million. The Committee may at its discretion increase, other than with respect to a Participant who is a Covered Employee, or decrease the amount of an Award payable upon attainment of the specified Performance Factors which would otherwise be payable with respect to such Award, based on, among other things, the Committee's assessment of the Participant's contribution to the long-term health of the Company.

(c)	Time and Form of Payment. Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made in cash no earlier than the first 30 days and no later than the first 120 days of the fiscal year following the end of the Performance Period. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee, such payments shall be made only after achievement of the relevant Performance Factor(s) has been certified by the Committee. Unless otherwise provided by the Committee, and except as set forth in Section 7(g) (a Participant’s death, Disability or Retirement), a Participant must be actively employed by or providing services to the Company or its Subsidiaries at the time Awards are generally paid with respect to a Performance Period in order to be eligible to receive payment in respect of such Award.

6.    Term. Subject to the approval of the Plan by the holders of a majority of the Common Stock represented and voting on the proposal at the annual meeting of Company stockholders to be held in 2008 (or any adjournment thereof), the Plan shall be effective as of December 30, 2007 and shall continue in effect until the fifth anniversary of the date of such stockholder approval, unless earlier terminated as provided below.

7.    General Provisions.

(a)	Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)	Nontransferability. Awards shall not be transferable by a Participant except upon the Participant's death following the end of the Performance Period but prior to the date payment is made, in which case the Award shall be transferable in accordance with any beneficiary designation made by the Participant in accordance with Section 7(k) below or, in the absence thereof, by will or the laws of descent and distribution.

(c)	No Right To Continued Employment or Service. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way whatever rights otherwise exist of the Company or its Subsidiaries to terminate such Participant's employment or service or change such Participant's remuneration.

(d)	Withholding Taxes and Section 409A of the Code. Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right either to deduct from the payment, or to require the Participant or such other person to pay to the Company prior to delivery of such payment, an amount sufficient to satisfy any federal, state, local or other withholding tax requirements related thereto. It is the intention of the Company that this Plan be exempt from, or if not so exempt, comply with, the requirements of Section 409A of the Code and any guidance issued thereunder, including without limitation the six month delay for payments of deferred compensation to ‘‘key employees’’ upon separation from service pursuant to Section 409A(a)(2)(B)(i) of the Code (if applicable), and the Plan shall be interpreted, operated and administered accordingly. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, the Committee, reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

(e)	Amendment, Termination and Duration of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. Notwithstanding the foregoing (but subject to Section 7(j)), no amendment shall affect adversely any of the rights of any Participant under any Award following the grant of such Award, provided that neither an adjustment of an Award (as contemplated by Section 3) nor the exercise of the Committee's discretion pursuant to Section 5(b) to reduce the amount of an Award shall not be deemed an impermissible amendment of the Plan or an Award.

(f)	Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

(g)	Death, Disability and Retirement. Unless otherwise provided by the Committee, if a Participant's employment or service is terminated as result of death, Disability or Retirement prior to the end of the Performance Period, such Participant shall receive a pro rata portion of the Award that such Participant would have received with respect to the applicable Performance Period (provided, with respect to the Participant’s Retirement, the Performance Factors had been met for such Performance Period), which shall be payable at the time payment is made to other Participants in respect of such Performance Period.

(h)	Unfunded Status of Awards. The Plan is intended to constitute an ‘unfunded’ plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(i)	Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(j)	Effective Date. The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of the stockholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the Plan (and any Awards made pursuant to the Plan prior to the date of such approval) shall be null and void.

(k)	Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant and an Award is payable to the Participant's beneficiary pursuant to Section 7(b), the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

(l)	Interpretation. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

(m)	Change of Control. Except as otherwise provided under the terms of this Plan, upon the occurrence of a Change of Control, the Company shall pay to each Participant, within 30 days following such Change of Control, a pro rata portion of the Award that each Participant would have received with respect to the applicable Performance Period, had the Performance Factors been achieved at 100% of target level.

THE WARNACO GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 14, 2008

10:00 AM EDT

The Offices of The Warnaco Group, Inc.

501 Seventh Avenue
New York, New York 10018

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Company’s Proxy Statement and 2007 Annual Report are available at www.proxyvote.com.

The Warnaco Group, Inc. 501 Seventh Avenue New York, New York 10018	Proxy
This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2008.

The shares of stock you hold in this account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Joseph R. Gromek, Lawrence R. Rutkowski and Ericka N. Alford, and each of them, with full power of substitution, to vote these shares as indicated on the matters shown on the reverse side and in the discretion of the named proxies on any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

See reverse for voting instructions.

THE WARNACO GROUP, INC. 501 SEVENTH AVENUE NEW YORK, NY 10018

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THE WARNACO GROUP, INC.
The Board of Directors Recommends a Vote FOR Items 1, 2 , 3 and 4.
1.	Election of Directors		For	Against	Abstain
Nominees:
	1a.	David A. Bell	☐	☐	☐

	1b.	Robert A. Bowman	☐	☐	☐			For	Against	Abstain

	1c.	Richard Karl Goeltz	☐	☐	☐	4.	To ratify the appointment of Deloitte & Touche LLP as The Warnaco Group, Inc.’s independent registered public accounting firm for the fiscal year ending January 3, 2009.	☐	☐	☐

	1d.	Joseph R. Gromek	☐	☐	☐

	1e.	Sheila A. Hopkins	☐	☐	☐	5.	To transact such other matters as may properly come before the Annual Meeting.

	1f.	Charles R. Perrin	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTIONS ARE GIVEN, WILL BE VOTED FOR EACH PROPOSAL, AND IN THE DISCRETION OF THE NAMED PROXIES ON SUCH OTHERS MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

	1g.	Nancy A. Reardon	☐	☐	☐

	1h.	Donald L. Seeley	☐	☐	☐

	1i.	Cheryl Nido Turpin	☐	☐	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

2.	To approve the amendment and restatement of The Warnaco Group, Inc. 2005 Stock Incentive Plan.		☐	☐	☐

3.	To approve The Warnaco Group, Inc. Incentive Compensation Plan.		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date